REIMBURSEMENT AGREEMENT

                                     between

                             THE ENERGY NETWORK, INC.

                                       and

                               FLEET NATIONAL BANK

                                   dated as of

                                  August 1, 1998






                                TABLE OF CONTENTS

   SECTION l.     Definitions  . . . . . . . . . . . . . . . . . . . .  1

   SECTION 2.     Reimbursement and Other Payments . . . . . . . . . .  6

   SECTION 3.     Issuance; Conditions Precedent; Extension  . . . . .  9

   SECTION 4.     Reduction of Letter of Credit Amount . . . . . . . . 12

   SECTION 5.     Obligations Absolute . . . . . . . . . . . . . . . . 12

   SECTION 6.     Representations and Warranties of the Borrower . . . 13

   SECTION 7.     Affirmative Covenants Other Than Reporting Requirements16

   SECTION 8.     Negative Covenants . . . . . . . . . . . . . . . . . 20

   SECTION 9.     [Intentionally Left Blank] . . . . . . . . . . . . . 23

   SECTION 10.    Events of Default  . . . . . . . . . . . . . . . . . 23

   SECTION 11.    Right to Cure  . . . . . . . . . . . . . . . . . . . 26

   SECTION 12.    Amendments and Waivers . . . . . . . . . . . . . . . 26

   SECTION 13.    Notices  . . . . . . . . . . . . . . . . . . . . . . 26

   SECTION 14.    No Waiver; Remedies  . . . . . . . . . . . . . . . . 27

   SECTION 15.    Indemnification  . . . . . . . . . . . . . . . . . . 27

   SECTION 16.    Continuing Obligation; Survival  . . . . . . . . . . 27

   SECTION 17.    Transfer of the Letter of Credit . . . . . . . . . . 28

   SECTION 18.    Limited Liability of the Bank  . . . . . . . . . . . 28

   SECTION 19.    Costs, Expenses and Taxes  . . . . . . . . . . . . . 29

   SECTION 20.    Severability . . . . . . . . . . . . . . . . . . . . 29

   SECTION 21.    Governing Law  . . . . . . . . . . . . . . . . . . . 30

   SECTION 22.    Consent to Jurisdiction; JURY TRIAL WAIVER . . . . . 30

   SECTION 23.    Table of Contents; Headings  . . . . . . . . . . . . 31





   Exhibit A  -  Project Description

   Exhibit B  -  Irrevocable Letter of Credit

   Exhibit C  -  Form of Request for Termination Date Extension

   Exhibit D  -  List of Subsidiaries

   Exhibit E  -  Litigation

   Exhibit F  -  Financial Statement Certificate

   Exhibit G  -  Existing Indebtedness and Liens





                             REIMBURSEMENT AGREEMENT

        REIMBURSEMENT AGREEMENT dated as of August 1, 1998 between THE ENERGY NETWORK, INC., a corporation duly organized and validly existing under the laws of the State of Connecticut (the Borrower ) and FLEET NATIONAL BANK (together with any successor thereto, the Bank ).

        WHEREAS, the Connecticut Development Authority (the "Issuer"), is issuing its $10,600,000 aggregate principal amount Industrial Revenue Variable Rate Demand Bonds (Capitol District Energy Center Project - 1998 Refunding Series) (the Bonds ) pursuant to an Indenture of Trust dated as of August 1, 1998 (the Indenture ) between the Issuer and State Street Bank and Trust Company, as trustee, and the Issuer wishes to lend the proceeds of the Bonds to the Borrower to finance the project described in EXHIBIT A hereto and to pay certain costs of issuance of the Bonds (collectively, the
    Project ); and

        WHEREAS, pursuant to a Loan Agreement dated as of August 1, 1998 (the Loan Agreement ) between the Issuer and the Borrower, the Issuer proposes to lend to the Borrower the amount of $10,600,000 (the Loan ) in order to finance the Project; and

        WHEREAS, in order to enhance the marketability of the Bonds and thus achieve savings on interest costs, the Borrower has requested the Bank to issue, for the account of the Borrower and for the benefit of the Trustee under the Indenture, an irrevocable letter of credit substantially in the form of EXHIBIT B hereto (the Letter of Credit ) in the maximum stated amount of $10,756,822 (as the same may be reduced from time to time as provided therein, the Letter of Credit Amount ); and

        WHEREAS, the Letter of Credit will secure the payment of the principal amount of the Bonds and up to 45 days' interest thereon;

        NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to issue the Letter of Credit, the Borrower and the Bank hereby act and agree as follows:


        SECTION 1.  DEFINITIONS.

        (a) DEFINITIONS. The following terms, as used herein, shall have the following respective meanings:

        "AGREEMENT" means this Reimbursement Agreement, as same may be from time to time amended.

        "AVAILABLE AMOUNT", as in effect at any time, means the maximum amount available to be drawn at such time under the Letter of Credit, the determination of such maximum amount to assume compliance with all conditions for drawing and no reduction (i) for any amount drawn by an Interest Drawing (unless such amount is not to be reinstated under the Letter of Credit), or (ii) or any amount drawn by a Tender Drawing, or (iii) for any amount not available to be drawn because Bonds are held by or for the account of the Borrower.






        "BANK OBLIGATIONS" means all obligations (now existing or hereafter arising, matured or unmatured, fixed or contingent) of the Borrower to the Bank arising under this Agreement and/or under any of the Related Documents.

        "BONDS" has the meaning assigned to it in the introductory clauses to this Agreement.

        "BUSINESS DAY" means any day (i) that is not a Saturday, Sunday or legal holiday, (ii) that is a day on which banks are not required or authorized to close in Hartford, Connecticut or New York, New York, (iii) that is a day on which banking institutions in all of the cities in which the principal corporate trust office of the Trustee, the principal office of the Remarketing Agent and the principal office of the Bank are located are not required or authorized pursuant to law to remain closed and (iv) that is a day on which the New York Stock Exchange is not closed.

        "CHARTER" means the Articles of Organization or other organizational documents of a corporation referred to herein, all as amended to date.

        "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

        "CODE" shall mean the Internal Revenue Code of 1986, a amended from time to time.

        "COLLATERAL" shall mean any and all assets, rights and interests in or to property of Borrower or any other Person pledged or mortgaged to Bank, or in which a security interest is granted to Bank, from time to time, as security pursuant to the Security Documents, whether now owned or hereafter acquired.

        "COMMONLY CONTROLLED ENTITY" shall have the meaning specified in
   Section 6(i) of this Agreement.

        "CREDIT FACILITIES means that certain 3-Year Revolving Credit Agreement dated as of October 1, 1997 between the Borrower and the Bank, as well as that certain 364 Day Revolving Credit Agreement dated as of October 1, 1997, both as amended from time to time.

        "DATE OF ISSUANCE" means the date on which the Letter of Credit is issued upon request of the Borrower pursuant to Subsection 3(a) hereof.

        "EMPLOYEE BENEFIT PLAN" shall have the meaning specified in Section 6(i) of this Agreement.

        "ENVIRONMENTAL EVENT" means (i) the unlawful generation, storage, disposal, removal, transportation or treatment of Hazardous Substances on any of the properties used or owned by the Borrower or any of its Subsidiaries or in the vicinity of such properties, if, through soil or groundwater migration, such Hazardous Substances could have come to be located at any of such properties); (ii) the receipt by the Borrower of any notice or claim of any violation of any Environmental Law or of any action based upon nuisance, negligence or other tort theory alleging liability on the basis of improper generation, storage, disposal, removal, transportation






   or treatment of Hazardous Substances on any properties used or owned by the Borrower or any of its Subsidiaries; or (iii) the presence or release of Hazardous Substances at or upon any of properties used or owned by the Borrower or any of its Subsidiaries that has resulted in contamination or deterioration of any portion of such properties resulting in a level of contamination greater than the levels permitted or established by any governmental agency having jurisdiction over the Borrower or any of such properties.

        "ENVIRONMENTAL LAWS" means any and all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses or other governmental restrictions relating to the environment or the release of any materials into the environment, including, without limitation, CERCLA and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901-6987.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "EVENT OF DEFAULT" means any of the events specified in Section 10 hereof.

        "FEPA ASSIGNMENT AGREEMENT" means that certain Pledge and Assignment Agreement dated as of October 1, 1997 from the Borrower to State Street Bank and Trust Company, as Collateral Agent, as amended by that certain Amendment to Pledge and Assignment Agreement dated the date hereof, and as further amended from time to time, and relating to the Forward Equity Purchase Agreement.

        "FINAL DRAWING" has the meaning assigned to that term in the Letter of Credit.

        "FORWARD EQUITY PURCHASE AGREEMENT" means that certain Forward Equity Purchase Agreement dated as of August 1, 1997 between CTG Resources, Inc. and the Borrower.

        "GUARANTOR" shall mean, jointly, severally and collectively, TEN Transmission Company, The Hartford Steam Company, and ENI Gas Services, Inc.

        "GUARANTY" shall mean those certain unconditional and continuing guaranties of each Guarantor of even date herewith in favor of Bank, as the same may be supplemented or amended from time to time.

        "GOVERNMENTAL AUTHORITIES" means all agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures and offices of any nature whatsoever for any government unit or political subdivision, whether foreign, federal, state, county, district, municipal or otherwise, and whether now or hereafter in existence.

        "HAZARDOUS SUBSTANCES" means hazardous substances as defined in CERCLA or any similar definitions in any of the Environmental Laws, as well as asbestos and materials containing asbestos.








        "INDENTURE" has the meaning assigned to it in the introductory clauses to this Agreement.

        "INTEREST DRAWING" has the meaning assigned to that term in the Letter of Credit.

        "LEGAL REQUIREMENTS" means all statutes, ordinances, by-laws, codes, rules, rulings, regulations, restrictions, orders, judgments, decrees, writs, judicial or administrative interpretations and injunctions (including, without limitation, all applicable building, health code, zoning, subdivision and other land use statutes, ordinances, by-laws, codes, rules and regulations), whether now or hereafter enacted, promulgated or issued by any Governmental Authority materially affecting the Borrower, any of its properties or the ownership, construction, development, maintenance, management, repair, use, occupancy, possession or operation of any of the foregoing or the operation of any programs or services by the Borrower, including, without limitation, any of the foregoing which may (i) require repairs, modifications or alterations in or to any of its properties, (ii) in any way materially affect (adversely or otherwise) the use and enjoyment of any of its properties or (iii) require the assessment, monitoring, clean-up, containment or removal of any oil or hazardous substances on, under or from any of its properties.

        "LETTER OF CREDIT" has the meaning given to it in the introductory clauses to this Agreement.

        "LETTER OF CREDIT AMOUNT" has the meaning given to it in the introductory clauses to this Agreement.

        "LOAN" has the meaning specified in the introductory clauses to this Agreement.

        "MATERIAL ADVERSE CHANGE shall mean a material adverse change in (i) the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower or (ii) the Collateral, in each case as determined by Bank in its sole discretion.

        "MULTIEMPLOYER PLAN" shall mean a multiemployer plan as defined in
   Section 4001(a)(3) of ERISA.

        "PARTIAL REDEMPTION DRAWING" has the meaning assigned to that term in the Letter of Credit.

        "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

        "PERMITS" means all licenses, approvals, qualifications, variances, permissive uses, certificates of need, franchises, accreditations, certificates, certifications, consents, permits and other authorizations (including, without limitation, building permits, subdivision approvals and subdivision plans) benefiting, relating to or affecting the Borrower or any of its properties and the ownership, construction, development, maintenance, management, repair, use, occupancy, possession or operation thereof or the operation of any programs or services by the Borrower and all renewals,






   replacements and substitutions therefor, now or hereafter issued by or entered into with any Governmental Authority or maintained or used by the Borrower or entered into by the Borrower with any other Person.

        "PERSON" means an individual, corporation, company, partnership, joint venture, trust or unincorporated organization or a government or any agency or political subdivision thereof.

        "PLEDGE AGREEMENT" means that certain Pledge Agreement of even date herewith between the Borrower and the Bank.

        "PREVAILING LOCAL TIME" means the prevailing local time in effect in Hartford, Connecticut.

        "PRIME RATE" means a fluctuating rate of interest per annum equal to that rate per annum announced by Fleet National Bank or any successor thereto, from time to time, as being its prime rate of interest or base rate of interest, with a change in the Prime Rate to take effect simultaneously with each change in such announced rate. It is understood that such announced prime rate or base rate is merely a reference rate, not necessarily the lowest, which serves as the basis upon which effective rates of interest are calculated for obligations making reference thereto.

        "PROJECT" has the meaning assigned thereto in the introductory clauses of this Agreement.

        "RELATED DOCUMENTS" means the Letter of Credit, the Indenture, the Loan Agreement, the Bonds, the Pledge Agreement, the Mortgage, the Security Documents, and any other agreement or instrument guaranteeing, securing or otherwise relating to any of the foregoing.

        "REMARKETING AGENT" means A.G. Edwards & Sons, Inc. or any successor thereto as remarketing agent under the Indenture.

        "REMARKETING AGREEMENT" means that certain Remarketing Agreement of even date herewith between the Remarketing Agent and the Borrower, and any modification thereof or substitution therefor.

        "SECURITY DOCUMENTS" means the FEPA Assignment Agreement and the Guaranty as the same may be amended from time to time.

        "TENDER ADVANCE" has the meaning assigned to that term in Subsection 2(d) of this Agreement.

        "TENDER DRAWING" has the meaning assigned to that term in the Letter of Credit.

        "TERMINATION DATE" means the earliest of: (i) August __, 2000 (unless extended as provided in Subsection 3(e) below), (ii) the date of payment of a Final Drawing drawn under the Letter of Credit, or (iii) the earlier termination of the Letter of Credit pursuant to the terms thereof.

        "TRUSTEE" means State Street Bank and Trust Company, as trustee under the Indenture, or any successor as such trustee.






        "UNRESTRICTED INVESTMENTS" means at any time cash and cash-equivalents and other readily marketable securities of the Borrower as are unrestricted and are identified as such in financial statements provided by the Borrower to the Bank from time to time under this Agreement.

        (b) ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time and consistently applied.

        (c) USE OF DEFINED TERMS. Any defined term used in the plural preceded by the definite article shall be taken to encompass all members of the relevant class. Any defined term used in the singular preceded by any shall be taken to indicate any number of the members of the relevant class.

        SECTION 2.     REIMBURSEMENT AND OTHER PAYMENTS.

        (a)  CERTAIN FEES AND CHARGES.  The Borrower agrees to pay to the Bank
   (i) upon each transfer of the Letter of Credit by the Trustee, a transfer fee equal to the Bank's then customary charge therefor; (ii) on the same Business Day as any drawing under the Letter of Credit, a drawing fee in the amount of $150; (iii) upon notice from the Bank, any and all out-of-pocket charges and expenses which the Bank may pay or incur relative to drawings under the Letter of Credit; (iv) interest on any and all amounts unpaid by the Borrower when due under this Agreement (except as otherwise expressly provided in Subsection 2(e) below) from the date such amounts become due until payment in full, payable on demand, at a fluctuating interest rate per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) which shall at times be equal to the sum of (x) 4.00% per annum plus (y) the Prime Rate as in effect from time to time (but such fluctuating interest rate shall in no event be higher than the maximum rate permitted by then applicable law); (v) a late fee of 5.00% on any and all amounts unpaid by the Borrower within ten days after the same are due under this Agreement, payable on demand; and (vi) any and all costs and expenses (including, without limitation, reasonable attorneys' fees) reasonably incurred by the Bank in exercising or enforcing any rights or performing any obligations under this Agreement.

        (b)COMMITMENT AND CLOSING FEES. The Borrower also agrees that it will pay to the Bank commitment fees with respect to the Letter of Credit computed (on the basis of a year of 360 days for the actual number of days elapsed) at the rate of 0.65% per annum. Such fees shall be payable in advance, on the Date of Issuance and thereafter quarterly in advance on the first day of each February, May, August and November, and shall be calculated on the Available Amount outstanding on the date of payment. All commitment fees paid hereunder shall be non-refundable once paid. The Borrower acknowledges that it will be solely responsible for any confirmation or other credit enhancement which may now or hereafter be needed (or reasonably desired by the Borrower and/or the Remarketing Agent) with respect to the Bonds. The Bank makes no representation that it has or








   will maintain any particular rating with respect to the Letter of Credit or its obligations generally and will not be liable to the Borrower for any decline in any such rating.

        (c) REIMBURSEMENT FOR DRAWINGS. The Borrower hereby agrees to pay to the Bank immediately after (and on the same Business Day as) any amount is drawn under the Letter of Credit pursuant to any Interest Drawing, Partial Redemption Drawing or Final Drawing or pursuant to any Tender Drawing (but as to a Tender Drawing, except as otherwise provided below, only to the extent that such drawing represents accrued interest on the Bonds), a sum equal to the amount so drawn. The Borrower also agrees to pay to the Bank, with respect to any Tender Drawing as to which the conditions contained in Subsection 3(d) are not fulfilled, any amount drawn under the Letter of Credit pursuant to such Tender Drawing, such amount to be paid to the Bank immediately after and on the same Business Day as such drawing. All amounts payable under this Subsection 2(c) shall bear interest from the date on which any such amount became payable until paid in full, at the rate provided in clause (iv) of Subsection 2(a), payable on demand.

        (d) TENDER ADVANCES. If the Bank shall make any payment of that portion of the purchase price corresponding to principal of the Bonds drawn under the Letter of Credit pursuant to a Tender Drawing and the conditions set forth in Subsection 3(d) shall have been fulfilled, each such payment shall constitute a Tender Advance made by the Bank to the Borrower on the date and in the amount of such payment. The Borrower shall repay the unpaid principal amount of each Tender Advance on the earliest of: (i) any demand for payment following the occurrence of an Event of Default hereunder, (ii) such date as is provided for in Paragraph 2(f)(ii) hereof, (iii) that date which is designated as the required payment date in a written notice sent by the Bank to the Borrower (provided that (a) such required payment date with respect to any Tender Advance shall be not sooner than 120 days after the date on which such Tender Advance was made, and (b) the required payment date shall be not sooner than 30 days after such notice is given) or (iv) the Termination Date of the Letter of Credit. The Borrower may prepay such amount on an earlier date as provided in Paragraph 2(f)(i) hereof.

        (e) INTEREST ON TENDER ADVANCES. The Borrower shall pay interest on the unpaid amount of each Tender Advance from the date of such Tender Advance until such amount is paid in full, such interest to be payable monthly, in arrears, on the first day of each month during the term of each Tender Advance and on the date such amount is paid in full, at a fluctuating interest rate per annum which shall at all times be equal to the sum of (x) 2.00% per annum plus (y) the Prime Rate.

        (f)  PREPAYMENTS; REINSTATEMENT OF LETTER OF CREDIT AMOUNT.

             (i) The Borrower, upon same-day prior notice to the Bank (stating the amount to be prepaid), may prepay the outstanding amount of any Tender Advance in whole or in part, together with accrued interest to the date of such prepayment on the amount prepaid.

             (ii) Prior to or simultaneously with the resale of Bonds acquired with the proceeds of one or more draws under the Letter of Credit by one or more Tender Drawings, the Borrower shall prepay the then outstanding Tender






   Advances (in the order in which they were made) by paying to the Bank an amount equal to the sum of (x) the portion of the purchase price corresponding to the aggregate principal amount of the Bonds being resold or to be resold, PLUS (y) the portion of the purchase price corresponding to the aggregate amount of accrued and unpaid interest on such Bonds, PLUS (z) the aggregate amount of accrued and unpaid interest on such Tender Advances, less the amount paid pursuant to the immediately preceding clause. Such payment shall be applied by the Bank in reimbursement of such drawings (and as prepayment of Tender Advances resulting from such drawings in the manner described above), and, when such payment with respect to clause (x) and (y) of the immediately preceding sentence is accompanied by a certificate completed and signed by the Trustee in the form of Annex F to the Letter of Credit, the Borrower irrevocably authorizes the Bank to rely on such certificate and to reinstate the Letter of Credit in accordance therewith.

             (iii) Pursuant to the Pledge Agreement, the Borrower has agreed that Bonds purchased with proceeds of any Tender Drawing shall be delivered to the Bank or its designee to be held by the Bank or its designee in pledge as collateral securing the Borrower's payment obligations to the Bank hereunder. Bonds so delivered to the Bank or its designee shall be registered in the name of the Bank, or its designee, as pledgee, as provided for in Section 3 of the Pledge Agreement.

             (iv) Outstanding Tender Advances may be prepaid at any time by or on behalf of the Borrower on notice from the Borrower directing the Bank to deliver Bonds held by the Bank or its designee pursuant to the Pledge Agreement for sale pursuant to the Indenture and specifying the principal amount of Bonds to be so sold, which notice may be given by telephone (promptly confirmed in writing) but which shall not be effective unless received by the Bank prior to 10:00 A.M. (New York time) on the day of the proposed prepayment referred to above; PROVIDED that the Bank shall not deliver any such Bonds for sale or otherwise until the Letter of Credit has been reinstated pursuant to the terms of this Agreement and the Letter of Credit.

        (g) INCREASED COSTS. If any law, regulation or change in any law or regulation or in the interpretation thereof or any ruling, decree, judgment, guideline, directive or recommendation (whether or not having the force of law) by any regulatory body, court, central bank or any administrative or governmental authority having or claiming jurisdiction (including, without limitation, a request or requirement that affects the manner in which the Bank or any participant in the Letter of Credit or any confirming bank with respect to the Letter of Credit allocates capital resources to its commitments including its obligations hereunder), shall either (i) impose upon, modify, require, make or deem applicable to the Bank or any participant in the Letter of Credit or to any confirming bank with respect to the Letter of Credit any reserve requirement, special deposit requirement or the like against or affecting the Letter of Credit or such participation or any confirmation thereof, or (ii) subject the Bank or any such participant to any tax, charge, fee, deduction or withholding of any kind whatsoever in connection with the Letter of Credit or any participation or any confirmation thereof or change the basis of taxation of the Bank or of any such participant or any such confirming bank (other than a change in the rate of tax based on the overall net income of the Bank or of any such






   participant or any such confirming bank), or (iii) impose any condition upon or cause in any manner the addition of any supplement to or increase of any kind to the Bank s or such participant's or confirming bank's capital or cost base for issuing the Letter of Credit or participating therein or confirming thereof, or (iv) impose upon, modify, require, make or deem applicable to the Bank or any such participant or such confirming bank any capital requirement, increased capital requirement or similar requirement, including, without limitation, a request or requirement that affects the manner in which the Bank or any such participant allocates capital resources to its commitments including its obligations hereunder and/or under the Letter of Credit or any such participation or confirmation, and the result of any of the events referred to in (i), (ii), (iii) or (iv) above shall be to increase the costs in any way to the Bank or any such participant or any such confirming bank of issuing or maintaining the Letter of Credit or participating therein or confirming thereof or to reduce the amounts payable by the Borrower hereunder or to reduce the rate of return on the Bank s capital, as a consequence of issuing or maintaining the Letter of Credit or participating therein or confirming thereof, to a level below that which the Bank or any such participant or any such confirming bank could have achieved but for any such events; then and in any such event the Borrower shall, promptly upon receipt of written notice by the Bank of such increased costs and/or decreased benefits stating the reason therefor, pay to the Bank all such additional amounts that, in the Bank's sole good faith calculation, as allocated to the Letter of Credit or any such participation or confirmation, shall be sufficient to compensate the Bank or any such participant or any such confirming bank for all such increased costs and/or decreased benefits, all as certified by the Bank in said written notice to the Borrower. Such certification shall be conclusive and binding on the parties hereto, absent manifest error. In determining such amount, the Bank may use any reasonable averaging or attribution methods.

        (h) PAYMENTS. All payments by the Borrower to the Bank hereunder shall be made in lawful currency of the United States and in immediately available funds at the offices of the Bank at One Federal Street, Boston, Massachusetts 02110, or such other place as the Bank may designate.
   Whenever any payment hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day, and any interest payable thereon shall be payable for such extended time at the specified rate. Any payments received after 12:00 noon on any day will be deemed received on the next succeeding Business Day.

                 SECTION 3.  ISSUANCE; CONDITIONS PRECEDENT; EXTENSION.

        (a) Subject to satisfaction of the conditions precedent set forth in subsections (b) and (c) of this Section, the Bank shall issue the Letter of Credit in the Letter of Credit Amount, effective on the Date of Issuance and expiring on the Termination Date.

        (b) As conditions precedent to the issuance of the Letter of Credit, the Bank shall have received on or before the Date of Issuance the following, each in form and substance satisfactory to the Bank:

              (i) A copy of the Borrower's Charter and all amendments thereto, certified by the Secretary of State of the State of Connecticut.






              (ii) A long-form Certificate of Legal Existence for the Borrower, issued by the Secretary of State of the State of Connecticut.

              (iii)    The by-laws of the Borrower, certified by its Secretary.

               (iv) True and correct copies of the resolutions of the board of directors of the Borrower (and, if needed, the members of the Borrower) approving this Agreement and each of the Related Documents. Such resolutions shall be certified as to the accuracy, due adoption and continuing force and effect thereof by the Secretary of the Borrower.

          (v) A certificate executed by the Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to execute on behalf of the Borrower this Agreement and the Related Documents and any and all certificates, notices and reports referred to in this Agreement; each such certificate shall state that the Bank may conclusively rely on the statements made therein until the Bank shall receive a further certificate of such Secretary canceling or amending the prior certificate and submitting signatures of the officers named in such further certificate.

         (vi)     The Security Documents.

        (vii) Evidence in such form as the Bank may reasonably require that the Borrower has obtained all types of casualty, liability and other insurance required hereunder or under any of the Related Documents.

       (viii) Certified copies of all approvals, authorizations, or consents of, or notices to, or registrations with, any governmental body or agency required for the Borrower to enter into this Agreement and the Related Documents and to carry out the transactions contemplated hereby and thereby.

         (ix) Executed copies of the Related Documents (or duplicate originals thereof), and all other such documents relating to the Related Documents or this Agreement as the Bank shall reasonably request, each of which shall be in form and substance satisfactory to the Bank, together with evidence of the execution and delivery thereof by a person duly authorized to do so and appropriate evidence of such authorization.

          (x) An opinion or opinions of counsel to the Borrower as to legal existence and authority of the Borrower, corporate capacity of the Borrower, due authorization of transactions, enforceability of documents, no conflict with law, no conflict with other agreements, no litigation, perfection of security interests, and other matters reasonably requested by the Bank, such opinion or opinions to be satisfactory in form and substance to the Bank.

         (xi) Financial statements of the Borrower as at September 30, 1997, and for the fiscal year then ended, certified by the Borrower s independent certified public accountants.







        (xii) Interim financial statements of the Borrower, certified by its chief financial officer, for the fiscal quarter ended June 30, 1998.

       (xiii)      Evidence of the Issuer's approval of the Bonds.

        (xiv) All such other documents, instruments, approvals and opinions as the Bank may reasonably request.

        (c) The following statements shall be true and correct on the Date of Issuance and the Bank shall have received a certificate signed by an authorized officer of the Borrower, dated the Date of Issuance, stating that:

          (i) the representations and warranties contained in Section 6 hereof are correct on and as of the Date of Issuance as though made on and as of such date; and

         (ii) no Event of Default hereunder (or event or circumstance which, with the passage of time or the giving of notice, or both, could become an Event of Default) has occurred and is continuing or could result from the issuance of the Letter of Credit.

        (d) Each payment made by the Bank under the Letter of Credit pursuant to a Tender Drawing shall constitute a Tender Advance hereunder ONLY IF on the date of such payment the following statements shall be true:

          (i) The representations and warranties contained in Section 6 of this Agreement, Section 5 of the Pledge Agreement and the other Related Documents are correct on and as of the date of such Tender Advance as though made on and as of such date; and

         (ii) No event has occurred and is continuing, or would result from such Tender Advance, that constitutes an Event of Default or could, with the passage of time or the giving of notice or both, constitute an Event of Default.

        On the date of each payment by the Bank of a Tender Drawing, the Borrower shall give the Bank a certificate, signed by an authorized officer of the Borrower, stating that on the date of such payment the above statements are true and correct.

        (e) Upon the written request of the Borrower received by the Bank no later than 225 days prior to the Termination Date then in effect under subsection (i) of the definition thereof (or such later date to which the Bank may consent in writing), the Bank shall within 45 days of such request notify the Borrower, the Issuer, the Trustee and the Remarketing Agent whether or not it will extend the scheduled Termination Date for a period of one year (or such other period as the Bank may agree in its sole discretion); PROVIDED, HOWEVER, that the Borrower shall not make its first request that Bank so extend the scheduled Termination Date earlier than the one year anniversary of this Agreement. If the Bank notifies the Borrower, the Issuer, the Trustee and the Remarketing Agent that the scheduled Termination Date shall be so extended, the Bank shall within 30 days of such






   notification, deliver to the Trustee and the Borrower a written acknowledgment of such extension. If the Bank fails to notify the Borrower of its decision within such 30-day period, the Bank shall be deemed to have rejected such request. Any such request by the Borrower for an extension of the Termination Date shall be substantially in the form of EXHIBIT C hereto (or in such other form to which the Bank may consent in writing) and, unless the Bank shall otherwise consent, shall include (i) a statement of the outstanding principal amount of the Bonds, (ii) a reasonably detailed description of any and all Events of Default and all conditions, events and acts which with notice or lapse of time or both would become an Event of Default and (iii) any other pertinent information requested by the Bank. Nothing contained in this Agreement or elsewhere shall be deemed an agreement by the Bank to extend the Termination Date whether on the terms contained herein or on any other terms.

        SECTION 4. REDUCTION OF LETTER OF CREDIT AMOUNT. The Letter of Credit Amount shall be reduced from time to time as specified in the fourth grammatical paragraph of the Letter of Credit; provided that voluntary prepayments of the Loan will be made not more frequently than quarterly.

        SECTION 5. OBLIGATIONS ABSOLUTE. The obligations of the Borrower under this Agreement shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:

          (a) any lack of validity or enforceability of the Letter of Credit or any of the other Related Documents;

          (b) any amendment or waiver of or any consent to departure from the terms of all or any of the Related Documents;

          (c) any exchange, acceptance, release or non-perfection as to any collateral or release or addition of any other Persons primarily or secondarily liable;

          (d) the existence of any claim, setoff, defense or other rights which the Borrower may have at any time against the Bank, the Issuer, the Trustee or any beneficiary or any transferee of the Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), whether in connection with this Agreement, the transactions contemplated hereby or any unrelated transaction;

          (e) any statement or any other document presented under the Letter of Credit shall prove to be forged, fraudulent, invalid or insufficient in any material respect or any statement therein is untrue or inaccurate in any material respect;

          (f) payment in good faith by the Bank under the Letter of Credit against presentation of a statement or draft which does not comply with the terms of the Letter of Credit; or

          (g) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.







        SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. As an inducement to the Bank to execute this Agreement and to issue the Letter of Credit, the Borrower hereby represents and warrants to the Bank that:

        (a) The Borrower is a corporation duly organized, legally existing and in good standing under the laws of the State of Connecticut and has the legal power and authority to enter into and perform this Agreement and each of the Related Documents in which it is named as a party, to grant the security interests and liens described in the Security Agreement and the related collateral assignments, to fulfill its obligations set forth herein and therein and to carry out the transactions contemplated hereby and thereby. The Borrower has all requisite corporate power to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted and is duly qualified and in good standing in each jurisdiction where the failure so to be qualified could have a material adverse effect on the Borrower and/or its operations. At the date of this Agreement, the Borrower has only Subsidiaries listed on Exhibit D. The Borrower is not a member of any partnership or joint venture, other than Downtown Cogeneration Associates Limited Partnership.

        (b) The execution, delivery and performance by the Borrower of this Agreement, the Security Documents and the other documents required to be executed by the Borrower pursuant hereto have been duly authorized by all necessary corporate action, will not require any consent of any third party not obtained prior to the date hereof, and will not conflict with, violate the provisions of, or cause a default or constitute an event which, with the passage of time or the giving of notice or both, could constitute a default on the part of the Borrower under any mortgage, indenture, judgment, decree, rule, regulation, law or order, or any material contract or agreement applicable to the Borrower or under any provision of the Charter or by-laws of the Borrower, or result in the imposition of any lien or encumbrance on any property or assets of the Borrower, except for the liens created by the Security Agreement, the Mortgage and/or the related collateral assignments. This Agreement, the Security Agreement, the Mortgage and any other documents delivered to the Bank by the Borrower pursuant hereto are the valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

        (c) There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened, anticipated or contemplated (nor, to the knowledge of the Borrower, is there any basis therefor) against or affecting the Borrower before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could prevent or hinder the consummation of the transactions contemplated hereby or call into question the validity of this Agreement, any of the Related Documents or any other instrument provided for or contemplated by this Agreement or any action taken or to be taken in connection with the transactions contemplated hereby or thereby or which in any single case or in the aggregate could reasonably be expected to result in any material adverse change in the business, prospects, condition, affairs or operations of the Borrower or any material impairment of the right or ability of the Borrower to carry on its operations as now conducted or as proposed to be conducted. Without conceding that any of same are






   material, the Borrower represents that the only judicial or administrative proceedings to which it is party are those set forth on EXHIBIT E hereto.

        (d) The Borrower is not in violation of any term of its Charter or by-laws as now in effect. The Borrower is not in violation of any material term of any mortgage, indenture, judgment, decree or order, or any other material instrument, contract or agreement applicable to it.

        (e) The Borrower has filed proper and accurate federal, state and local tax returns, reports and estimates for all years and periods for which any such returns, reports or estimates were required to be filed and has paid all taxes, assessments, impositions, fees and other governmental charges required to be paid in respect of the periods covered by any such returns, reports or estimates, except for taxes being contested in good faith for which adequate provision and reserves for payment have been made and for which no lien has been filed. The Borrower is not delinquent in the payment of any tax, assessment or governmental charge, and no deficiencies for any tax, assessment or governmental charge have been asserted or assessed, and the Borrower knows of no material liability or basis therefor.

        (f) The Borrower is in compliance in all material respects with all requirements of law, federal, state and local, and all requirements of all governmental bodies or agencies having jurisdiction over it, the conduct of its business and the use of its properties and assets, as presently conducted and used, and all premises occupied by it, all to the extent that failure to comply with any of which could (singly or in the aggregate) have a material adverse effect on the business, prospects or financial condition of the Borrower.

        (g) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System. The Borrower is not an investment company within the meaning of the Investment Company Act of 1940, as amended.

        (h) The reviewed financial statements of the Borrower as at December 31, 1997, March 31, 1998 and June 30, 1998 heretofore delivered to the Bank, are complete and accurate and fairly present the financial condition of the Borrower as at the dates thereof and for the periods covered thereby, having been prepared in accordance with generally accepted accounting principles consistently applied. The Borrower has no liability, contingent or otherwise, not disclosed in the aforesaid financial statements or in any notes thereto that could materially affect the financial condition of the Borrower. The following representations are true on the Date of Issuance; since the date of the most recently delivered financial statements: (A) there has been no material adverse change in the business, assets or condition, financial or otherwise, of the Borrower; (B) neither the business, condition, or operations of the Borrower nor any of its properties or assets has been materially adversely affected as the result of any legislative or regulatory change, any revocation or change in any franchise,






   license or right to do business, or any other event or occurrence, whether or not insured against; (C) the Borrower has not experienced any material controversy or problem with its employees or with any labor organization; and (D) the Borrower has not entered into any material transaction other than in the ordinary course of business and other than the purchase by The Hartford Steam Company of certain cogeneration facilities as disclosed in writing to the Bank prior to the date hereof.

        (i)  PENSION PLANS, Etc.

             (i) PLANS. Except as set forth in a separate letter to Bank of even date herewith and acknowledged by Bank in writing, neither Borrower nor any entity with which Borrower would be aggregated (a Commonly Controlled Entity ) under Section 414(b), (c), (m), or (o) of the Code, maintains or contributes to any pension, profit sharing, or similar plan providing for a program of deferred compensation to any employee or former employee.

             (ii) FUNDING OF EMPLOYEE BENEFIT PLANS. All contributions and other payments required to be made by Borrower or any Commonly Controlled Entity to all employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ( ERISA ), which either Borrower or any Commonly Controlled Entity maintains or maintained or to which any of them contributes or has contributed (the Employee Benefit Plans ) have been made or reserves adequate for such purposes has been set aside and reflect on Borrower s financial statements. Except as provided in the following sentence, no Employee Benefit Plan is a plan subject to
   Section 412 of the Code or Section 302 of ERISA, nor is any Employee Benefit Plan a multiemployer plan as defined in Section 4001(a)(3) of ERISA. The three defined benefit plans maintained by the Borrower and its Commonly Controlled Entities are subject to Section 412 of the Code and Section 302 of ERISA. Each other Employee Benefit Plan which is an employee pension benefit plan, as defined in Section 3(2) of ERISA, has been determined to be qualified under Section 401(a) or Section 403(a) of the Code and nothing has occurred which would cause the loss of such qualification or the imposition of any tax liability or penalty under the Code or ERISA on Borrower.

             (iii) ADMINISTRATION, Etc. Each Employee Benefit Plan has been and is administered in accordance with its terms and applicable law. To its knowledge, Borrower has not breached any fiduciary duty imposed on it under ERISA with respect to any Employee Benefit Plan, or engaged in any prohibited transaction, as defined in Title I of ERISA or Section 4975 of the Code, involving any Employee Benefit Plan for which no exemption is available.

             (iv) WELFARE PLANS. No Employee Benefit Plan which is an employee welfare benefit plan, as defined in Section 3(1) of ERISA, if any, provides for continuing benefits or coverage for any participant (or beneficiary) after the termination of the participant s employment except as may be required under Section 4980B of the Code or applicable state statutory law, and except that medical insurance is provided in certain instances.

             (v)  CLAIMS.   There are no claims  (other than routine claims  for
   benefits), actions  or lawsuits asserted or  instituted with  respect to, and






   Borrower has no knowledge of any threatened claims or litigation with respect to, any Employee Benefit Plan or any fiduciary thereof.
        (j)  ENVIRONMENTAL MATTERS.  Borrower:

             (i) Except as  disclosed in the Annual Report  on Form 10-K of  the
   Connecticut Natural Gas Corporation for Borrower s 1997 fiscal year, has not received any notice, citation, summons, directive, order or other communication, written or oral, from, and Borrower has no knowledge, after reasonable inquiry, of any notice, citation, summons, directive, order or other communication by, any Governmental Authority or any other person concerning the presence, generation, treatment, storage, transportation, transfer, disposal, release or other handling of any Hazardous Substances within, on, from, related to, or affecting any real property owned or occupied by Borrower; and

             (ii) Except as disclosed in the Annual Report on Form 10-K of the Connecticut Natural Gas Corporation for Borrower s 1997 fiscal year, has no knowledge, after reasonable inquiry, that any real property owned or occupied by Borrower has ever been used either by Borrower, any tenant or any predecessor in interest, to generate, treat, store, transport, transfer, dispose of, release or otherwise handle any Hazardous Material, except in material compliance with all Environmental Laws.

        (k) The principal place of business and chief executive offices of the Borrower are located at 100 Columbus Boulevard, Hartford, Connecticut 06103. The Borrower maintains at said location the books and records relating to the collateral described in the Security Agreement and/or the related collateral assignments.

        (l) There is no condemnation or similar proceeding pending with respect to or affecting any of the Borrower's properties, and the Borrower is not aware that any such proceeding is contemplated.

        (m) After giving effect to the transactions contemplated hereby, the Borrower (A) will be able to pay its debts as they become due, (B) will have funds and capital sufficient to carry on its business as now conducted and as intended to be conducted, (C) has total assets which exceed total liabilities, and (D) is not insolvent and will not be rendered insolvent as determined by applicable law.

        (n) Neither this Agreement, nor the financial statements referred to herein, nor any other agreement, document, certificate or written statement furnished or to be furnished to the Bank by or on behalf of the Borrower in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact within the special knowledge of any of the officers of the Borrower which has not been disclosed herein or in writing by them to the Bank and which materially adversely affects or in the future in their opinion may, insofar as they can now reasonably foresee, materially adversely affect the business, properties, assets or condition, financial or other, of the Borrower.

        (o)  The representations and warranties of the Borrower contained in






   the Related Documents are hereby incorporated herein by reference; such representations and warranties are true and correct.

        SECTION 7. AFFIRMATIVE COVENANTS OTHER THAN REPORTING REQUIREMENTS. Without limiting any other covenants and provisions hereof or of any of the Related Documents, the Borrower covenants and agrees that during the term of this Agreement and for so long as (i) the Letter of Credit is outstanding and/or (ii) any Indebtedness of the Borrower to the Bank under this Agreement or any Related Document remains unpaid:

        (a) PAYMENT. The Borrower will pay promptly when due any and all amounts owing under the Bonds or other Related Documents or owing to the Bank hereunder.

        (b)  PRESERVATION OF ASSETS; COMPLIANCE WITH LAW.

             (i) Do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its corporate existence, rights, licenses, permits and franchises; at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time, make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and

             (ii) Comply with all applicable laws, rules, regulations and orders, whether now in effect or hereafter enacted or promulgated by any Governmental Authority.

             (iii) TAXES, Etc. Pay and discharge or cause to be paid and discharged, when due, all taxes, assessments and governmental charges or levies imposed upon it or upon its respective income and profits or upon any of its property, real, personal or mixed, or upon any part thereof, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such properties or any part thereof, PROVIDED, HOWEVER, Borrower may contest in good faith any such taxes, assessments and governmental charges or levies, and withhold payment thereof, if Borrower properly commences and thereafter diligently pursues the contest.

        (d) NOTICE OF PROCEEDINGS. Give prompt written notice to the Bank of any proceedings instituted against it by or in any Federal or state court or before any commission or other regulatory body, whether Federal, state or local.

        (e)  FINANCIAL REPORTING.  Furnish to Bank:

             (i) Within ninety (90) days of the end of each fiscal year, consolidated and consolidating Financial Statements certified (without qualification) by independent certified public accountants selected by Borrower and approved by Bank, showing the financial condition at the close of such fiscal year, the results of operations during such year and






   containing a statement to the effect that its independent public accountants have examined the provisions of this Agreement and that no Event of Default, nor any event which with notice or lapse of time, or both, would constitute such an Event of Default, has occurred;

             (ii) Within sixty (60) days after the end of each quarter in each such fiscal year, consolidated and consolidating Financial Statements for such period and the fiscal year to that date, subject to changes resulting from routine year-end audit adjustments, in form satisfactory to Bank, prepared and certified by the chief financial officer of Borrower to the best of his or her information and belief;

             (iii) Simultaneously with the furnishing of each of the Financial Statements to be delivered pursuant to subsections (a) and (b) above, a certificate in the form of EXHIBIT F hereto and certified by the President or chief financial officer of Borrower; and

             (iv) Promptly, from time to time such other information regarding its operations, assets, business, affairs and financial condition or the operations, assets, business, affairs and financial condition of any of its subsidiaries, as Bank may reasonably request.

        (f) VISITATION AND INSPECTION RIGHTS. Permit agents or representatives of Bank to inspect and to discuss the affairs, finances and accounts of Borrower with its officers, at any time and from time to time during normal business hours upon twenty-four hours notice to Borrower, at Borrower s reasonable expense after an Event of Default (including, without limitation, the reasonable fees and expenses of such agents or representatives), (i) the Collateral, and (ii) Borrower s books and records and to make abstracts or reproductions thereof and to duplicate, reduce to hard copy or otherwise use any and all computer or electronically stored information or data.

        (g) NOTICE OF EVENT OF DEFAULT. Immediately advise Bank of any Material Adverse Change, or of the occurrence of any Event of Default, or of the occurrence of any event which upon notice or lapse of time or both would constitute such an Event of Default.

        (h) ACCOUNTING SYSTEM. Maintain a standard system of accounting in accordance with GAAP.

        (i)  FINANCIAL COVENANTS.

             (i) For purposes of this Section, the following terms shall have the following definitions and any undefined terms shall be defined in accordance with GAAP:

                  (a) "DEBT SERVICE" shall mean for any relevant accounting period the aggregate amount of principal and interest payments due from Borrower with respect to its Total Debt.

                  (b) "DEBT SERVICE COVERAGE RATIO shall mean for any relevant accounting period the ratio of (x) earnings before interest, taxes , depreciation, amortization and dividends (EBITDA) plus amounts received under the Forward Equity Purchase Agreement to (y) Debt






        Service.

                  (c) "INTEREST COVERAGE RATIO" shall mean for any relevant accounting period the ratio of (x) earnings before interest, taxes and dividends (EBIT) plus amounts received under the Forward Equity Purchase Agreement to (y) the aggregate amount of interest payments due from Borrower with respect to its Total Debt.

                  (d) "SENIOR DEBT" shall mean the Loan, all debt secured PARI PASSU with the Loan pursuant to the FEPA Assignment Agreement and any other indebtedness of Borrower owed to Bank, including all debt related to the Credit Facilities.

                  (e) "TANGIBLE NET WORTH" shall mean the excess of Borrower s total assets over its total liabilities computed in accordance with generally accepted accounting principles consistently applied, less all intangible assets and deferred charges, including, without limitation, goodwill, unamortized debt discount, organization expenses, trademarks and trade names, patents, deferred product development costs, the Borrower s interests under the Forward Equity Purchase Agreement, and similar items.

                  (f) "TOTAL DEBT" shall mean Senior Debt, as well as any of Borrower s other loan or lease obligations then outstanding.

             (ii) At all times during the period the Letter of Credit is outstanding, Borrower agrees to fulfill each of the following financial covenants:

                  (a) Not permit the ratio of Total Debt to Tangible Net Worth to exceed 2.25 to 1 on a consolidated basis, to be tested quarterly;

                  (b) Not permit its Tangible Net Worth to be less than $30,000,000 on a consolidated basis, to be tested annually;
                  (c) Not permit its Debt Service Coverage Ratio to be less than 1.25 to 1, as tested quarterly; and

                  (d)  Not permit its Interest Coverage Ratio to be less than
        2.5 to 1, as tested quarterly.

        (j) BANK AS PRINCIPAL DEPOSITORY. Use Bank as the principal depository of its funds.

        (k) INSURANCE. Keep all of its insurable properties, now or hereafter owned, adequately insured at all times against loss or damage by fire or other casualty to the extent customary with respect to like properties of companies conducting similar businesses; maintain public liability, business interruption and worker s compensation insurance insuring Borrower to the extent customary with respect to companies conducting similar businesses, all by financially sound and reputable insurers.

        (l) ENVIRONMENTAL INDEMNIFICATION. With respect to environmental matters:







             (i) comply strictly and in all material respects with all Environmental Laws, and cause all tenants or other occupants of any real property which Borrower owns or occupies to comply, in all material respects with all Environmental Laws, and not generate, treat, store, handle, process, transfer, transport, dispose of, release or otherwise use, and not permit any tenant or other occupant of such property to generate, treat, store, handle, process, transfer, transport, dispose of, release or otherwise use, Hazardous Substances within, on, under or about such property in a manner that could lead to the imposition on Borrower, Bank or any such real property of any liability or lien of any nature whatsoever under any Environmental Laws;

             (ii) notify Bank promptly in the event of any Environmental Event, promptly forward to Bank copies of any notices received by Borrower relating to any Environmental Event and promptly pay when due any fine or assessment against Borrower, Bank or any such real property relating to any Environmental Event, PROVIDED, HOWEVER, Borrower may contest in good faith any such fine or assessment, and withhold payment thereof, if Borrower properly commences and thereafter diligently pursues the contest.; and

             (iii) indemnify, defend, and hold Bank harmless from and against any claim, cost, damage (including, without limitation, consequential damages), expenses (including, without limitation, attorneys fees and expenses), loss, liability, or judgment now or hereafter arising as a result of any Environmental Event. Notwithstanding anything contained herein to the contrary, the provisions of this subparagraph (C) shall continue in effect and shall survive (among other events) any termination of this Agreement, payment and satisfaction of the Note, and release of any Collateral.

        (m) The Borrower will use the proceeds of the Loan for the Project, all as specified in the description of the Project contained in EXHIBIT A.

        (n) So long as the Bonds are outstanding, the Borrower will comply with all of its obligations and agreements under the Loan Agreement.

        SECTION 8. NEGATIVE COVENANTS. Without limiting any other covenants and provisions hereof or of any of the Related Documents, the Borrower covenants and agrees that during the term of this Agreement and for so long as (i) the Letter of Credit is outstanding and/or (ii) any Indebtedness of the Borrower to the Bank under this Agreement or any Related Document remains unpaid, then, unless the Bank shall have otherwise consented in writing (which consent may be given or withheld in the Bank's discretion):

        (a) INDEBTEDNESS. Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any indebtedness, obligation or liability or permit any of its subsidiaries to incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any indebtedness, obligation or liability, except for:

             (i) indebtedness to Bank, including the debt outstanding under the Credit Facilities;







             (ii) indebtedness with respect to trade obligations and other normal accruals in the ordinary course of business not yet due and payable, or with respect to which it is contesting in good faith the amount or validity thereof by appropriate proceedings, and then only to the extent it has set aside on its books adequate reserves therefor;

             (iii) indebtedness for which Borrower has received the prior written consent of Bank, which consent shall not be unreasonably withheld;

             (iv) liens created pursuant to the Security Agreement and the indebtedness set forth on EXHIBIT G, Existing Indebtedness and Liens attached hereto and made a part hereof; and

             (v) other indebtedness for borrowed money not in excess of $1,000,000 outstanding at any time; and

             (vi)  $45,000,000 in 6.99% Senior Secured Notes due 2009.

        (b) LIENS. Create, incur, assume or otherwise permit to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets, now or hereafter owned by Borrower, except for:

             (i) liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which it shall have set aside on its books adequate reserves;

             (ii) deposits under worker s compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

             (iii) liens imposed by law, such as carriers , warehousemen s or mechanics liens, incurred by it in good faith in the ordinary course of business, and liens arising out of a judgment or award against it with respect to which it shall currently be prosecuting an appeal, a stay of execution pending such appeal having been secured;

             (iv)  liens in favor of Bank;

             (v) the liens set forth on the EXHIBIT G Existing Indebtedness Liens attached hereto and made a part hereof; and
             (vi) liens (including liens securing obligations in respect of capital leases) to secure indebtedness incurred in connection with the financing of all or part of the purchase price or cost of improvement of property acquired or improved by the Company or any of its subsidiaries after the date hereof, provided that the indebtedness secured by said liens is permitted by Section 8(a) above.

        (c) GUARANTEES. Without the consent of the Bank, which shall not be unreasonably withheld, guarantee, endorse or otherwise in any way become or be responsible for obligations of any other person, except endorsements of






   negotiable instruments for collection in the ordinary course of business.

        (d) DISPOSITION OF ASSETS. Sell, lease, transfer or otherwise dispose of its material properties, assets, rights, licenses and franchises to any person, except for sales of inventory in the ordinary course of its business, or turn over the management of, or enter a management contract with respect to, such material properties, assets, rights, licenses and franchises.

        (e) SALE AND LEASEBACKS. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real, personal or mixed, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property.

        (f) INVESTMENTS. Purchase, invest in or otherwise acquire or hold securities, including, without limitation, capital stock and evidences of indebtedness of, or make loans or advances to, but excluding from such prohibition commercial paper rated A/2 or P-2 or better and Euro-Time deposits, or enter into any arrangement for the purpose of providing funds or credit to, any other person, except:

             (i) advances to employees for business expenses or for personal needs not to exceed Five Thousand Dollars ($5,000) in the case of any one
   (1) employee and not to exceed Fifty Thousand Dollars ($50,000) in the aggregate to all such employees outstanding at one time; and

             (ii) investments in certificates of deposit issued by Bank or in short-term obligations of the United States.

        (g) FUNDAMENTAL CHANGES. Dissolve, liquidate, merge, consolidate or otherwise alter or modify Borrower s corporate name, mailing address, principal place of business, structure, status or existence.

        (h) DIVIDENDS. Pay any dividends, or make any distribution of cash or property, or both, to holders of shares of its capital stock, or directly or indirectly, redeem, purchase or otherwise acquire for a consideration, any shares of its capital stock, of any class, unless such would not significantly alter Borrower s financial capabilities or cause a default under a covenant contained in this Agreement.

        (i) ACCOUNTS RECEIVABLE. Sell, assign, pledge, discount or dispose in any way of any accounts receivable, promissory notes or trade acceptances held by Borrower, with or without recourse, except for collection (including endorsements) in the ordinary course of business.

        (j) TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or assets or the rendering or accepting of any service with or to any subsidiary or affiliate of Borrower except in the ordinary course of business and pursuant to the reasonable requirements of Borrower s business and upon terms not less favorable to Borrower than it could obtain in a comparable arm s-length transaction with a third party other than such subsidiary or affiliate.







        (k) ERISA. (a) Fail, or permit any Commonly Controlled Entity to fail, to comply with the requirements of ERISA with respect to any Employee Benefit Plan; (b) permit any funded Employee Pension Plan to lose its qualified status under Section 401(a) or 403(a) of the Code; (c) fail, or permit any Commonly Controlled Entity to fail, to meet the minimum funding standards of Section 302 of ERISA and Section 412 of the Code; (d) fail, or permit any Commonly Controlled Entity to fail, to discharge any obligations to the PBGC with respect to the termination of an Employee Pension Plan or to any Multiemployer Plan on account of its withdrawal or partial withdrawal therefrom or allow to exist any event or condition which presents a substantial risk of Borrower incurring liability to the PBGC by reason of the termination of any Employee Pension Plan; (e) create or adopt, or permit any Commonly Controlled Entity to create or adopt, any new Employee Pension Plan which would significantly alter Borrower s financial capabilities or cause a default under a covenant contained in this Agreement without the prior written consent of Bank; (f) modify, or permit any Commonly Controlled Entity to modify, any existing Employee Pension Plan so as to increase its obligations thereunder which would significantly alter Borrower s financial capabilities or cause a default under a covenant contained in this Agreement, except in the ordinary course of business consistent with past practice or with the prior written consent of Bank; (g) create or adopt any new Employee Welfare Plan or modify any existing Employee Welfare Plan, or permit any Commonly Controlled Entity to create or adopt any new Employee Welfare Plan or modify any existing Employee Welfare Plan, to provide continuing benefits or coverage for any participant (or beneficiary) after the termination of the participant s employment except as may be required by COBRA, regulations thereunder or applicable state statutory law which would significantly alter Borrower s financial capabilities or cause a default under a covenant contained in this Agreement or with the prior written consent of Bank; or (h) engage, or permit any Commonly Controlled Entity to engage, in any transaction which would reasonably result in the assessment of a direct or indirect liability to Borrower or any Commonly Controlled Entity under Section 409 or 502 of ERISA or Section 4975 of the Code.

        (l) NEGATIVE PLEDGE. Without Bank s consent, which shall not be unreasonably withheld, (a) sell, transfer, pledge or assign any shares of stock or other ownership interests in Borrower or any of its subsidiaries or
   (b) execute or agree to any further negative pledges of such shares of stock or other ownership interests in Borrower or any of its subsidiaries.

        SECTION 9.     Intentionally left blank.

        SECTION 10. EVENTS OF DEFAULT. The occurrence of any one or more of following shall be an Event of Default under this Agreement, unless waived by the Bank pursuant to Section 12 hereof:

        (a) The Borrower shall fail to pay when due any amount payable hereunder; or

        (b) The Borrower shall fail to observe, comply or perform any term, covenant, condition or agreement contained in any of Sections 3, 7, or 8;

        (c) The Borrower shall fail to observe or perform any term, covenant or agreement contained in this Agreement (other than those referred to in






   clauses (a) or (b) above) and such failure shall continue for 30 days after written notice thereof has been given to the Borrower; or

        (d) Any representation, warranty or certification made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered in connection with or pursuant to this Agreement or any of the Related Documents shall prove to have been incorrect in any material respect when made; or

        (e) the occurrence of a default or event of default with respect to any evidence of indebtedness of Borrower (other than to Bank), in excess of one million dollars ($1,000,000), if the effect of such default is to accelerate the maturity of such indebtedness or to permit the holder thereof to cause such indebtedness to become due prior to the stated maturity thereof, or if any such indebtedness of Borrower is not paid when due and payable, whether at the due date thereof or by acceleration or otherwise;

        (f) the occurrence of an Event of Default as defined in any Security Document or either of the Credit Facilities;

        (g) Borrower shall (i) discontinue or abandon operation of its business, (ii) apply for or consent to or suffer the appointment of a receiver, trustee, custodian or liquidator of it or any of its property,
   (iii) admit in writing its inability to pay its debts as they mature, (iv) make a general assignment for the benefit of creditors, (v) file a petition for relief under Title 11 of the United States Code or (vi) file a petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or if corporate action shall be taken for the purpose of effecting any of the foregoing, (vi) become insolvent, (vii) fail to generally pay its debts as they mature or (viii) have liabilities which exceed the fair value of its assets;

        (h) there shall be filed against Borrower an involuntary petition seeking reorganization of Borrower or the appointment of a receiver, trustee, custodian or liquidator of Borrower or any material part of its assets, or an involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect;

        (i) any judgment or court order for the payment of money in excess of an aggregate of one million dollars ($1,000,000) shall be rendered against Borrower in any twelve (12) month period, and either the same shall remain undischarged for a period of thirty (30) consecutive days, or execution shall have issued in respect thereof;

        (j) the occurrence of any attachment of any deposits or other property of Borrower in the hands or possession of Bank, or the occurrence of any attachment of any other property of Borrower in the aggregate amount exceeding one million dollars ($1,000,000) in any twelve (12) month period and either the same shall remain undischarged for a period of thirty (30) consecutive days, or execution shall have issued in respect thereof;






        (k) for any reason, any Security Document at any time shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any material security interest or lien granted pursuant thereto shall fail to be perfected, or any person (other than Bank) shall contest the validity, enforceability or perfection of any material lien granted pursuant thereto, or any party thereto (other than Bank) shall seek to disaffirm, terminate, limit or reduce its obligations under any Security Document; or

        (l) Borrower suffers or sustains a Material Adverse Change or Bank in good faith determines that the prospect of repayment of Borrower s obligations hereunder is materially impaired; or

        (m) for any reason, the ratio of (x) the total debt (the sum of all short term debt, current maturities of long term indebtedness (CMLTD) and long-term debt) of CTG Resources, Inc. (the parent of Borrower) to (y) the capitalization of CTG Resources, Inc., exceeds 70% in any two consecutive fiscal quarters;

        (n) any operating subsidiary of CTG Resources, Inc. fails to maintain a Standard and Poor s Corporation debt rating at least equal to BBB ;

        (o) Any default on the part of the Borrower or any of its Subsidiaries shall exist, and shall remain unwaived or uncured beyond the expiration of any applicable notice and/or grace period, under any contract, agreement (including, without limitation, the documentation for the Line of Credit) or undertaking now existing or hereafter entered into with or for the benefit of the Bank or any affiliate of the Bank in any capacity or capacities; or

        (p) Any Event of Default (as defined in the Indenture) shall have occurred or any failure or default shall have occurred under any of the Related Documents and shall have continued beyond the expiration of any applicable notice and/or grace period.

        If an Event of Default occurs, the Bank may exercise any one or more of the following rights and remedies (all of which shall be cumulative):

             (i) Notify the Trustee of such Event of Default and direct the Trustee in writing to accelerate the Bonds pursuant to the Indenture, resulting in the Trustee declaring the principal of such Bonds then outstanding and the interest accrued thereon immediately due and payable under the Indenture and in the Trustee drawing under the Letter of Credit by a Final Drawing, whereupon all amounts drawn under the Letter of Credit, all Tender Advances, all interest thereon and all other amounts payable hereunder or in respect hereof shall automatically be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

             (ii) Enforce its rights and remedies under the Security Documents.

             (iii) Enforce the provisions of this Agreement by legal proceedings for the specific performance of any covenant or agreement contained herein or for the enforcement of any other appropriate legal






        or equitable remedy. The Bank may recover damages caused by any breach by the Borrower of the provisions of this Agreement, including court costs, reasonable attorneys' fees and other costs and expenses incurred in the enforcement of the obligations of the Borrower hereunder.

             (iv) Exercise all other rights and remedies which the Bank may have under any agreement or under applicable law.

             (v) Whether or not any acceleration occurs under the Indenture or any other notice is given to the Trustee, the Bank may give the notice described in the third grammatical paragraph of the Letter of Credit, whereupon any Interest Component (as defined in the Letter of Credit) theretofore drawn and not yet reinstated in accordance with the terms of the Letter of Credit will not be so reinstated.

        In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, the Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, all of which are hereby expressly waived, to set off and to appropriate and apply any and all deposits and any other Indebtedness at any time held or owing by the Bank or any affiliate thereof to or for the credit or the account of any Borrower against and on account of the obligations and liabilities of the Borrower to the Bank, under this Agreement or otherwise, if then due and payable. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ANY OF THE BANK OBLIGATIONS PRIOR TO THE EXERCISE BY THE BANK OF ITS RIGHT OF SET-OFF UNDER THIS SECTION ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

        SECTION 11. RIGHT TO CURE. In the event that the Borrower shall fail to purchase or maintain insurance required hereunder on any of the collateral or to pay any tax, assessment, governmental charge or levy on any of the collateral, except as the same may be otherwise permitted hereunder, or in the event that any lien, encumbrance or security interest on any of the collateral prohibited hereby shall not be paid in full or discharged, or in the event that the Borrower shall fail to pay or comply with any other liability or agreement hereunder, which liability or agreement relates to any of the collateral or to the Loan or to any obligation of the Borrower to the Trustee and/or the Issuer, the Bank may, but shall not be required to, pay, satisfy, perform, discharge or bond the same for the account of the Borrower, and all moneys so paid and expenses incurred by the Bank shall be payable to the Bank by the Borrower on demand and shall bear interest from the date of demand until paid at the lesser of (i) a fluctuating rate per annum which shall at all times be equal to 4.00% plus the Prime Rate, or
   (ii) the maximum rate permitted by then applicable law.

        SECTION 12. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The Borrower will not agree or consent to any amendment to any of the Related Documents without prior written consent of






   the Bank which shall not be unreasonably withheld. The Borrower will not initiate or consent to any change in the Mode applicable to the Bonds under the Indenture to provide for any Mode other than a Weekly Mode (as defined in the Indenture).

        SECTION 13. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing and shall be given to such party, addressed to it at its address set forth below or such other address as such party may hereafter specify for the purpose by notice to the other party. Each such notice, request or communication shall be deemed delivered on the earliest of (a) the date received or (b) the date of delivery, refusal or nondelivery indicated on the return receipt if deposited in a United States Postal Service Depository, postage prepaid, sent certified or registered mail, return receipt requested. The parties' initial notice addresses are as follows:

        Party          Address
        -----          -------

        Borrower: The Energy Network
                  100 Columbus Avenue
                  Hartford, Connecticut  06103

        Bank:     Fleet National Bank
                  One Federal Street
                  Mail Stop: MAOFD07B
                  Boston, MA 02110
                  Attention:  Thomas L. Rose,
                             Vice President, National Utilities

        SECTION 14. NO WAIVER: REMEDIES. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The provisions of this Agreement are not in limitation of nor limited by inconsistent or differing provisions contained in the Security Documents or the indenture or elsewhere, and any rights or remedies hereunder are cumulative with (and not in exclusion of) all other rights and remedies hereunder, or arising under any other agreement or provided by law. The Borrower specifically acknowledges that the Indenture may permit incurrence of additional Indebtedness and additional liens, permits certain property dispositions and contemplates other matters which are prohibited by this Agreement and agrees that, as between the Borrower and the Bank, the provisions of this Agreement are controlling over the provisions of the Indenture.

        SECTION 15. INDEMNIFICATION. The Borrower hereby agrees to indemnify and hold harmless the Bank from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Bank may incur
   (i) by reason of any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any materials furnished by the Borrower or any other Person (other than the Bank) in connection with the making of the Loan or the sale of the Bonds, or the omission or alleged omission to state therein a material fact necessary to






   make such statements, in light of the circumstances under which they are or were made, not misleading, or (ii) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to pay under, the Letter of Credit, except for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the gross negligence or willful misconduct of the Bank in determining whether a statement or draft presented under the Letter of Credit complies with the terms of the Letter of Credit or in failing to pay under the Letter of Credit after presentation to it by the Trustee of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit. Further, the Borrower hereby agrees to pay, and to protect, indemnify and save harmless the Bank and its officers, directors, shareholders, employees, agents and servants from and against, any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs or expenses (including, without limitation, attorneys' fees and expenses) of any nature arising from or relating to the offering, issuance, sale or delivery of the Bonds (or any interest in any fund into which the Bonds are placed), except for any such loss, liability, action, suit, judgment, demand, damage, cost or expense to the extent, and only to the extent, resulting from the Bank's gross negligence or willful misconduct. Nothing in this Section 15 is intended to limit the Borrower's reimbursement obligation set forth in Section 2 of this Agreement.

        SECTION 16. CONTINUING OBLIGATION: SURVIVAL. This Agreement is a continuing obligation and shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, transferees and assigns; PROVIDED, HOWEVER, that the Borrower may not assign or delegate all or any part of this Agreement without the prior written consent of the Bank. All representations and warranties of the Borrower contained herein or made in connection herewith shall survive the making of this Agreement or any payment made by the Bank under the Letter of Credit. The Bank may, in accordance with applicable law, from time to time assign or grant participations in this Agreement and/or the Letter of Credit issued hereunder. Without limitation of the foregoing generality:

             (i) The Bank may at any time pledge all or any portion of its rights under this Agreement and the Related Documents to any of the 12 Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the Bank from its obligations under this Agreement or Related Documents.

             (ii)The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrower, to grant to one or more banks or other financial institutions (each, a Participant ) participating interests in the Bank s obligations hereunder and/or under the Letter of Credit. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, the Bank shall remain responsible for the performance of its obligations hereunder and under the Letter of Credit and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank s rights and obligations hereunder. The Bank may furnish any information concerning the Borrower in its possession from time to time to






       prospective assignees and Participants; provided that the Bank shall require any such prospective assignee or Participant to agree in writing to maintain the confidentiality of such information to the same extent as the Bank would be required to maintain such confidentiality.

        All covenants and agreements of the Borrower contained herein shall continue in full force and effect from and after the date hereof until payment in full of all sums due hereunder. The obligations of the Borrower pursuant to Section 15 and Section 19 shall survive termination of this Agreement.

        SECTION 17. TRANSFER OF THE LETTER OF CREDIT. The Letter of Credit may be transferred only in accordance with the provisions set forth therein.

        SECTION 18. LIMITED LIABILITY OF THE BANK. The Borrower assumes all risks of the acts or omissions of the Trustee and any transferee of the Letter of Credit with respect to the use of the Letter of Credit. Neither the Bank nor any of its officers, directors, employees or attorneys shall be liable or responsible for: (a) the use which may be made of the Letter of Credit or for any acts or omissions of the Trustee or any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Bank against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit; PROVIDED that the Borrower shall have a claim against the Bank, and the Bank shall be liable to the Borrower to the extent, but only to the extent, of any direct, as opposed to consequential, losses, liabilities or damages suffered by the Borrower which the Borrower proves were caused by the Bank's willful misconduct or gross negligence. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation. Further, and without limitation of the foregoing, the Bank is specifically authorized to rely upon facsimile copies received by telecopier of any sight drafts and certificates otherwise complying as to form with the terms and conditions of the Letter of Credit.

        SECTION 19. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all reasonable costs and expenses (including, without limitation, reasonable legal fees) of the Bank in connection with the preparation, negotiation, execution, delivery, filing and recording of this Agreement and any other documents which may be delivered in connection with this Agreement, and any amendments or modifications of any of the foregoing, or in connection with the examination, review or administration of any of the foregoing, or in connection with the confirmation, perfection and/or protection of the security interests granted or intended to be granted to the Bank, as well as the costs and expenses (including, without limitation, the reasonable fees and expenses of legal counsel) incurred by the Bank in connection with interpreting, administering, preserving, enforcing or exercising any rights or remedies under this Agreement, the Security Agreement and all other instruments and documents to be delivered hereunder,






   all whether or not legal action is instituted. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Security Agreement and such other documents, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. The Borrower further agrees to pay, and to save the Bank harmless from, any and all brokers' fees, investment bankers' fees and the like which may be asserted in connection with any of the transactions contemplated by this Agreement. The Bank did not have any broker or investment banker in connection herewith. Any fees, expenses, other charges or other payments which the Bank is entitled to receive from the Borrower hereunder shall bear interest until paid at a fluctuating rate per annum which shall at all times be equal to the lesser of (i) 4.00% per annum plus the Prime Rate or (ii) the maximum rate permitted by then applicable law.

        SECTION 20. SEVERABILITY; MISCELLANEOUS. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction. Upon receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of this Agreement or any Related Document which is not of public record and, in the case of any such mutilation, upon surrender and cancellation of such document, the Borrower will issue, in lieu thereof, a replacement document of like tenor. All agreements between the Borrower and the Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Bonds or otherwise, shall the amount paid or agreed to be paid to the Bank for the use or the forbearance of any Indebtedness exceed the maximum permissible under applicable law. In this regard, it is expressly agreed that it is the intent of the Borrower and the Bank, in the execution, delivery and acceptance of this Agreement, to contract in strict compliance with the laws of the State of Connecticut. If, under any circumstances whatsoever, performance or fulfillment of any provision of this Agreement or any of the Related Documents at the time such provision is to be performed or fulfilled shall involve exceeding the limit of validity prescribed by applicable law, then the obligation so to be fulfilled shall be reduced automatically to the limits of such validity, and if under any circumstances whatsoever the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance of the Bank Obligations and not to the payment of interest. The provisions of this Section shall control every other provision of this Agreement and of each Related Document.

        SECTION 21. GOVERNING LAW. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Connecticut.

        SECTION 22. CONSENT TO JURISDICTION; JURY TRIAL WAIVER. (a) The Borrower irrevocably submits to the non-exclusive jurisdiction of any Connecticut court or any federal court sitting within the State of






   Connecticut over any suit, action or proceeding arising out of or relating to this Agreement. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The Borrower agrees that final judgment in any such suit, action or proceeding brought in such a court shall be enforced in any court of proper jurisdiction by a suit upon such judgment, provided that service of process in such action, suit or proceeding shall have been effected upon the Borrower in one of the manners specified in paragraph (b) of this Section 22 or as otherwise permitted by law.

        (b) The Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in paragraph (a) of this
   Section 22 either (i) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to it at its address set forth in Section 13 or (ii) by serving a copy thereof upon it at its address set forth in Section 13. The Borrower irrevocably waives, to the fullest extent permitted by law, all claims of error by reason of any service as contemplated herein and agrees that such service shall be deemed in every respect effective service upon the Borrower in any such suit, action or proceeding and, to the fullest extent permitted by law, shall be taken and held to be valid personal service upon and personal delivery to the Borrower.

        (c) EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ON ANY MATTERS WHATSOEVER (INCLUDING, WITHOUT LIMITATION, ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE SECURITY AGREEMENT OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN). THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

        SECTION 23. TABLE OF CONTENTS; HEADINGS. The Table of Contents and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.



















        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, as an instrument under seal, by their respective officers thereunto duly authorized, as of the date first above written.

                                 THE ENERGY NETWORK, INC.


                                 By:  S/ Andrew H. Johnson
                                      ---------------------------
                                       Name:  Andrew H. Johnson
                                       Title: Assistant Vice
                                                 President


                                 FLEET NATIONAL BANK


                                 By:  S/ Thomas L. Rose
                                      --------------------------
                                      Name:  Thomas L. Rose
                                      Title: Vice President






































                                    EXHIBIT A

                               Project Description
                               -------------------

        The Connecticut Development Authority (the  Authority ) has previously issued $11,000,000 principal amount of its Industrial Revenue Variable Rate
   Demand Bonds (Capitol District Energy Center Project - 1986 Series) (the
    1986 Series Bonds ) and $5,300,000 of its Industrial Revenue Variable Rate
   demand Bonds (Capitol District Energy Center Project - 1988 Series) (the
    1988 Series Bonds ) and together with the 1986 Series Bonds, the  Prior
   Obligations ) for the purpose of financing the acquisition, constriction and installation of approximately 20,000 linear feet of pipeline for a local district hearing and cooling system (the  Project ).  The Authority proposes to make a loan from Bond proceeds to the Borrower to assist in the refinancing of the Project through the refunding of the Prior Obligations.





                                    EXHIBIT B

                                 Letter of Credit
                                 ----------------
                                  (See Attached)







                                           IRREVOCABLE DIRECT PAY LETTER OF
                                           CREDIT NO. CS1101345

                                           DATE OF ISSUE:  August 27, 1998


          ISSUING BANK:                    APPLICANT:
          Fleet National Bank              The Energy Network, Inc.
          a Member of Fleet Financial      100 Columbus Boulevard
            Group                          Hartford, Connecticut  06144
          c/o Fleet Pennsylvania Services
          One Fleet Way
          Scranton, PA  18507

                                           BENEFICIARY:
                                           State Street Bank and Trust
                                           Company,
                                           as Trustee under Indenture of
                                           Trust Agreement dated as of
                                           August 1, 1998

                                           Goodwin Square
                                           225 Asylum Street, 23rd Floor
                                           Hartford, Connecticut  06103

                                           Amount/Currency:
                                           Up to USD $10,756,822.00
                                           Up to Ten Million Seven Hundred
                                           Fifty-Six Thousand Eight
                                           Hundred and Twenty-Two
                                           00/100ths US Dollars

                                           Date and Place of Expiry:
                                           August 27, 2000 at the
                                           Issuing Bank

          Dear Sirs:

               At the request and for the account of our customer, The Energy Network, Inc., 100 Columbus Boulevard, Hartford, Connecticut 06144 (the Borrower ), we hereby establish in your favor, as Trustee under the below-defined Indenture pursuant to which $10,600,000 in aggregate principal amount of Connecticut Development Authority Industrial Revenue Variable Rate Demand Bonds (Capital District Energy Center Project- 1998 Refunding Series) (the Bonds ) are being issued by the Connecticut Development Authority (the Issuer ), this Irrevocable Direct Pay
          Letter of Credit No. CS1101345 in the amount of $10,756,822 (the
           Stated Amount ), of which (1) $10,600,000 (as from time to time reduced or reinstated as provided in this Letter of Credit, the
           Principal Component ) shall support the payment of the principal or portion of the purchase price corresponding to principal of the Bonds, and (2) $156,822 (as from time to time reduced or

           (continued)
          reinstated as provided in this Letter of Credit, the Interest Component ) shall support the payment of up to 45 days' interest on the Bonds or portion of the purchase price corresponding to interest at an assumed rate of 12% per annum, effective immediately and expiring at 5:00 P.M. (Scranton time) on the below-defined Stated Termination Date or earlier as hereinafter provided. Any payment pursuant to a drawing under this Letter of Credit will be made by us with our own funds, and not from any separate funds of the Issuer or the Borrower. As used herein, the term Indenture will be deemed to mean that certain Indenture of Trust dated as of August 1, 1998 among the Issuer and State Street Bank and Trust Company, as trustee (the
           Trustee ). As used herein, the term Stated Termination Date means August 27, 2000.

               We hereby irrevocably authorize you to draw on us, in an aggregate amount not to exceed the amount of this Letter of Credit set forth above and in accordance with the terms and conditions and subject to the reductions in amount as hereinafter set forth, (1) in one drawing per month (subject to the provisions contained in the next following paragraph) by your draft (in the form of Annex A attached hereto), payable at sight on a Business Day, and accompanied by your written and completed certificate signed by you in the form of Annex B attached hereto (such draft accompanied by such certificate being your Interest Drawing ), an amount not exceeding the Interest Component, computed at an assumed rate of 12% per annum; (2) in one or more drawings by one or more of your drafts (in the form of Annex A attached hereto), payable at sight on a Business Day, and accompanied by your written and completed certificate signed by you in the form of Annex C attached hereto (any such draft accompanied by such certificate being your Tender Drawing ), an aggregate amount not exceeding the sum of the Principal Component and the Interest Component; (3) in one or more drawings by one or more of your drafts (in the form of Annex A attached hereto), payable at sight on a Business Day, and accompanied by your written and completed certificate signed by you in the form of Annex D attached hereto (any such draft accompanied by such certificate being your Partial Redemption Drawing ), an aggregate amount not exceeding the sum of the Principal Component and the Interest Component; and (4) in a single drawing by your draft (in the form of Annex A attached hereto), payable at sight on a Business Day, and accompanied by your written and completed certificate signed by you in the form of Annex E attached hereto (such draft accompanied by such certificate being your Final Drawing , and any Interest Drawing, Tender Drawing, Partial
          Redemption Drawing or Final Drawing referred to herein being a
           Drawing ), an amount not exceeding the sum of the Principal
          Component and the Interest Component.  Each such Drawing shall cover principal of and/or accrued and unpaid interest on the
          Bonds.   Business Day  means any day (i) that is not a Saturday,
          Sunday or legal holiday, (ii) that is a day on which banks are not required or authorized to close in Hartford, Connecticut or

                              (continued)

          New York, New York, (iii) that is a day on which banking institutions in each of the cities in which the principal corporate trust office of the Trustee, the principal office of the Remarketing Agent (as defined in the Indenture) and our principal office are located are not required or authorized to remain closed and (iv) that is a day on which the New York Stock Exchange is not closed.

               If you shall draw on us by your Interest Drawing under clause (1) of the first sentence of the immediately preceding paragraph and you shall not have received from us within ten (10) calendar days from the date of such drawing a written notice to the effect that a default exists under our reimbursement agreement with the Borrower and that the Interest Component of the Letter of Credit will not be reinstated, your right to draw on us in a single drawing by your Interest Drawing under said clause (1) shall be automatically reinstated and, effective the eleventh (11th) calendar day from the date of such drawing, you shall again be authorized to draw on us by your Interest Drawing in accordance with said clause (1); provided, however, that the Interest Component of this Letter of Credit shall be decreased as hereinafter provided in connection with amounts drawn pursuant to Partial Redemption Drawings and any Tender Drawing. The automatic reinstatement of your right to draw on us by your Interest Drawing shall be applicable to successive drawings by your Interest Drawings under clause (1) of the first sentence of the immediately preceding paragraph so long as this Letter of Credit shall not have terminated as set forth below.

               Upon our honoring any Tender Drawing or Partial Redemption Drawing presented by you hereunder, (i) the Principal Component of this Letter of Credit and the amounts available to be drawn hereunder by you with respect to principal of the Bonds by any subsequent Drawing shall be automatically decreased by an amount equal to the Principal Component of such Tender Drawing or Partial Redemption Drawing, and (ii) the Interest Component of this Letter of Credit and the amounts available to be drawn hereunder by you with respect to accrued and unpaid interest on the Bonds by any subsequent Drawing shall be automatically decreased by an amount equal to the portion of the Interest Component relating to Bonds purchased or redeemed with the proceeds of such Tender Drawing or Partial Redemption Drawing, but shall automatically reinstate as follows:

                    (A) with respect to any decrease upon payment of any Tender Drawing, the amount of the Principal Component of this Letter of Credit and the portion of the Interest Component relating thereto shall be increased when and to the extent, but only when and to the extent, that we are reimbursed by or on behalf of the Borrower for any amount drawn hereunder by any Tender Drawing. Any amount received by us from or on behalf of the Borrower in reimbursement of amounts drawn hereunder by any Tender Drawing shall, if

                              (continued)
               accompanied by your completed certificate signed by you in the form of Annex F attached hereto, be applied to the extent of the amount indicated therein to reimburse us for amounts drawn hereunder by your Tender Drawings; and

                    (B) with respect to any decrease upon payment of any Partial Redemption Drawing or Final Drawing, the amount of the Principal Component relating thereto shall not be reinstated.

               Funds from us under this Letter of Credit are available to you against presentation of your Interest Drawing, your Tender Drawing, your Partial Redemption Drawing and your Final Drawing. Each sight draft drawn under this Letter of Credit must bear on its face the clause Drawn under Fleet National Bank Irrevocable
          Direct Pay Letter of Credit No. CS1101345.   Each Drawing shall
          be presented to us at the following address: Fleet National Bank, c/o Fleet Pennsylvania Services, Trade Services Operations, One Fleet Way, Scranton, PA 18507, attention: Standby Letter of Credit Unit, Mail Code PASCNO4E. A Drawing shall be deemed to have been presented on the date actually received by us. Presentation will also be deemed made upon our receipt of your telecopier transmission to us (at Fax No. (717) 330-4187) of a facsimile of the appropriate sight draft and drawing certificate properly completed and signed, together with your undertaking to send to us by regular U.S. Mail, for receipt on the next following Business Day, the signed originals of such documents. Presentation may not be made in any manner other than as provided in this paragraph. If we receive any of your Drawings (other than a Tender Drawing) at our aforesaid office, all in strict conformity with the terms and conditions of this Letter of Credit, not later than 12:00 noon (New York City time) on a Business Day (provided that this Letter of Credit has not then terminated), we will cause payment of same by 1:00 P.M. (New York City time) on the next following Business Day in accordance with your payment instructions. If we receive any of your Drawings (other than a Tender Drawing) at such office, all in strict conformity with the terms and conditions of this Letter of Credit, after 12:00 A.M. (New York City time) on a Business Day (provided that this Letter of Credit has not then terminated), we will cause payment of same by 12:00 noon (New York City time) on the second succeeding Business Day in accordance with your payment instructions. If we receive any Tender Drawing at our aforesaid office, all in strict conformity with the terms and conditions of this Letter of Credit, not later than 10:00 A.M. (New York City time) on any Business Day (provided that this Letter of Credit has not then terminated), we will cause payment of same by 2:30 P.M. (New York City time) on the same Business Day in accordance with your payment instructions. If we receive any Tender Drawing at such office, all in strict conformity with the terms and conditions of this Letter of Credit, after 10:00 A.M. (New York City time) on any Business Day (provided that this Letter of Credit has not then terminated), we will cause payment

                              (continued)
          of same by 12:00 noon (New York City time) on the next following Business Day in accordance with your payment instructions. If requested by you, payment under this Letter of Credit may be made by wire transfer of Federal Reserve Bank of Boston funds to your account in a bank on the Federal Reserve wire system or by deposit of same day funds into a designated account that you maintain with us. As used in this Letter of Credit cause payment shall mean (i) the deposit of same day funds into a designated account with us, if such deposit is requested; or (ii) if wire transfer is requested, the entry of an appropriate wire transfer in the Federal Reserve wire system and the obtaining of a Federal Reserve reference number.

               Upon the earliest of (i) our honoring your Final Drawing presented hereunder accompanied by this Letter of Credit, (ii) 5:00 p.m. (New York City time) on the date on which we receive a certificate signed by you accompanied by this Letter of Credit stating that the Borrower has provided and you have accepted a substitute or replacement Credit Facility (as defined in the Indenture) in accordance with the terms of the Indenture that is effective the date of such certificate, or (iii) the Stated Termination Date, this Letter of Credit shall terminate.

               This Letter of Credit is transferable in its entirety (but not in part) to any transferee whom you certify to us has succeeded you as Trustee under the Indenture, and may be successively transferred. Transfer of the available balance under this Letter of Credit to such transferee shall be effected by the presentation to us of this Letter of Credit accompanied by a certificate in the form of Annex G attached hereto. Upon such presentation, we shall forthwith transfer the same to your transferee. A transfer fee is payable to us as set forth in our reimbursement agreement with the Borrower.

               This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Bonds), except only the Drawings referred to herein, which are hereby incorporated by reference; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such Drawings.

               Only you (or a transferee permitted by the terms of this Letter of Credit) may make drawings under this Letter of Credit. Upon the payment to you or to your account of the amount specified in a sight draft drawn hereunder, we shall be fully discharged on our obligation under this Letter of Credit with respect to such draft, and we shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such draft to you or to any other person who may have made to you or who makes to you a demand for payment of principal of, or interest on, any Bond.

                              (continued)

               To the extent consistent with the express provisions hereof, this Letter of Credit shall be governed by the laws of The Commonwealth of Massachusetts, except to the extent such laws are inconsistent with the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, in which event such Uniform Customs shall govern except as modified hereby (including, without limitation, the provisions on transferability).

               Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at Fleet National Bank, c/o Fleet Pennsylvania Services, Trade Services Operations, One Fleet Way, Scranton, PA 18507, attention: Standby Letter of Credit Unit, Mail Code PASCNO4E, and shall specifically refer to the number of this Letter of Credit.

                                          Very truly yours,

                                          FLEET NATIONAL BANK


                                    By:____________________________________
                                            Authorized Signature







                                       Annex A
                                       -------

                                [Form of Sight Draft]

                           DRAWN UNDER FLEET NATIONAL BANK
                                IRREVOCABLE DIRECT PAY
                            LETTER OF CREDIT NO. CS1101345


          Date:____________
          AMOUNT: _______________________

          Pay at sight

          Pay to the order of ________________________, as trustee 1

          (U.S. $_________________)

          Charge to account of Fleet National Bank

               Irrevocable Direct Pay Letter of Credit No. CS1101345 dated August 27, 1998

          TO:  Fleet National Bank
               c/o Fleet Pennsylvania Services
               Trade Services Operations
               One Fleet Way
               Scranton, PA  18507
               Attention: Standby Letter of Credit Unit

                                        ___________________, as Trustee

                                        By:_________________________
                                              Authorized Officer

               The signature below constitutes an endorsement of this sight draft.

                                        ___________________, as Trustee

                                        By:_________________________
                                              Authorized Officer


          --------------------
          1 By wire transfer in immediately available funds for the account of ______, as trustee (Account No._________).







                                       Annex B
                                       -------

                      [Form of Certificate for Interest Drawing]

                CERTIFICATE FOR DRAWING IN CONNECTION WITH THE PAYMENT
                              OF UP TO 45 DAYS  INTEREST

                Irrevocable Direct Pay Letter of Credit No. CS1101345
                -----------------------------------------------------

               The undersigned, a duly authorized officer of the undersigned Trustee (the 'Trustee'), hereby certifies to Fleet National Bank (the 'Bank'), with reference to Irrevocable Direct Pay Letter of Credit No. CS1101345 (the 'Letter of Credit', the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Trustee, as follows:

               (1)       The Trustee is the Trustee under the Indenture.

               (2) The Trustee is making a drawing under the Letter of Credit with respect to a payment of interest on Bonds on an interest payment date, which payment is due and payable. As of the record date for such interest payment, none of such Bonds to which this drawing relates were Borrower Bonds or Pledged Bonds, as those terms are defined in the Indenture.

               (3)  [The Interest Drawing of which this Certificate is a
               part is the first Interest Drawing presented by the Trustee under the Letter of Credit, and covers interest on the Bonds accruing on and after [ ], 1998.]* [The Interest Drawing last presented by the Trustee under the Letter of Credit was honored and paid by the Bank on ______, 19 _, and the Trustee has not received a notice within ten days of presentation of such Interest Drawing from the Bank that a default exists under the reimbursement agreement between the Borrower and the Bank.]**

               (4) The amount of the Interest Drawing of which this Certificate is a part is $_____________. It was computed in compliance with the terms and conditions of the Bonds and the Indenture and does not exceed the amount available to be drawn by the Trustee as the Interest Component under the Letter of Credit.

          ________________________

          * To be used in the Certificate relating to the first Interest Drawing only.
          ** To be used in each Certificate relating to each Interest Drawing other than the first Interest Drawing.


                              (continued)

               (5) Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will apply the same directly to the payment when due of the interest amount owing on account of the Bonds on an interest payment date, (b) no portion of said amount shall be applied by the undersigned for any other purpose, and (c) no portion of said amount shall be commingled with other funds held by the undersigned.

               IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the ___ day of _______________, ____.

                                             [      ], as Trustee


                                        By:_______________________________
                                               Name:
                                               Title:

                                       Annex C
                                       -------

                       [Form of Certificate for Tender Drawing]

               CERTIFICATE FOR DRAWING IN CONNECTION WITH THE PAYMENT OF
                THE PURCHASE PRICE OF BONDS TENDERED AT THE OPTION OF
                 THE HOLDERS THEREOF OR PURSUANT TO MANDATORY TENDER

                Irrevocable Direct Pay Letter of Credit No. CS1101345
                -----------------------------------------------------


             The undersigned, a duly authorized officer of the undersigned Trustee (the 'Trustee'), hereby certifies to Fleet National Bank (the 'Bank'), with reference to Irrevocable Direct Pay Letter of Credit No. CS1101345 (the 'Letter of Credit', the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Trustee, as follows:

             (1)  The Trustee is the Trustee under the Indenture.

             (2) The Trustee is making a drawing under the Letter of Credit with respect to a payment, upon a tender of all or less than all of the Bonds that are Outstanding (as defined in the Indenture), of the unpaid principal amount of, and up to 45 days' accrued and unpaid interest on, the Bonds to be purchased as a result of [optional tender pursuant to the terms of Section 2.3(G)(1)c) of the Indenture] [mandatory tender pursuant to the terms of Section 2.3(G)(1)(d) of the Indenture]* (other than Borrower Bonds or Pledged Bonds, as those terms are defined in the Indenture), which payment is due on the date on which this Certificate and the Tender Drawing of which it is a part are being presented to the Bank.

             (3) The amount of the Tender Drawing of which this Certificate is a part is equal to the sum of (i) $____________ being drawn in respect of the payment of unpaid principal of Bonds (other than Borrower Bonds or Pledged Bonds, as those terms are defined in the Indenture) to be purchased as a result of a tender, plus (ii) $___________ being drawn in respect of the payment of accrued and unpaid interest on such Bonds.

             (4) The Trustee shall register or cause to be registered in the name of the Bank, or its designee, as pledgee of the Borrower, and shall deliver or cause to be delivered (unless in book-entry form only) to the Bank or its designee a principal amount of Bonds equal to the principal amount of the Tender Drawing of which this Certificate is a part as promptly as practicable, and in any event within three
        (3) Business Days after presentation of said Tender Drawing.

        _______________________
        * Select one


                              (continued)

             (5) Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will apply the same directly to the payment when due of the purchase price of, and accrued and unpaid interest on, Bonds tendered pursuant to the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose, and (c) no portion of said amount shall be commingled with other funds held by the undersigned.

             (6) The amount of the Tender Drawing of which this Certificate is a part was computed in compliance with the terms and conditions of the Bonds and the Indenture and does not exceed the amount available to be drawn by the Trustee under the Letter of Credit; the amount being drawn hereby in respect of interest does not exceed the Interest Component and the amount being drawn hereby in respect of principal does not exceed the Principal Component.

             The Trustee acknowledges that, pursuant to the terms of the Letter of Credit, upon the Bank's honoring of the Tender Drawing of which this Certificate is a part, the amount of the Letter of Credit and the amounts available to be drawn by the Trustee thereunder by any subsequent Drawing are automatically decreased, subject to reinstatement as set forth in the Letter of Credit.


             IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the _____ day of _________________, ____.

                                           [  ], as Trustee


                                           By:_____________________________
                                              Name:
                                              Title:

                                       Annex D
                                       -------

                 [Form of Certificate for Partial Redemption Drawing]

                CERTIFICATE FOR DRAWING IN CONNECTION WITH THE PAYMENT OF PRINCIPAL AND UP TO 45 DAYS' INTEREST UPON PARTIAL
                                      REDEMPTION

                Irrevocable Direct Pay Letter of Credit No. CS1101345
                -----------------------------------------------------


             The undersigned, a duly authorized officer of the undersigned Trustee (the 'Trustee'), hereby certifies to Fleet National Bank (the 'Bank'), with reference to Irrevocable Direct Pay Letter of Credit No. CS1101345 (the 'Letter of Credit', the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Trustee, as follows:

             (1)  The Trustee is the Trustee under the Indenture.

             (2) The Trustee is making a drawing under the Letter of Credit with respect to a payment, upon redemption of less than all of the Bonds that are Outstanding (as defined in the Indenture), of the unpaid principal amount of, and up to 45 days' accrued and unpaid interest on, the Bonds to be redeemed pursuant to Section 2.4 of the Indenture (other than Borrower Bonds or Pledged Bonds, as those terms are defined in the Indenture).

             (3) The amount of the Partial Redemption Drawing of which this Certificate is a part is equal to the sum of (i) $____________ being drawn in respect of the payment of unpaid principal of Bonds (other than Borrower Bonds or Pledged Bonds, as those terms are defined in the Indenture) to be redeemed, plus (ii) $_________ being drawn in respect of the payment of accrued and unpaid interest on such Bonds.

             (4) The amount of the Partial Redemption Drawing of which this Certificate is a part was computed in accordance with the terms and conditions of the Bonds and the Indenture and does not exceed the amount available to be drawn by the Trustee under the Letter of Credit; the amount being drawn hereby in respect of interest does not exceed the Interest Component and the amount being drawn hereby in respect of principal does not exceed the Principal Component.

             (5) This Certificate and the Partial Redemption Drawing of which it is a part are dated, and are being presented to the Bank for payment on, the date on which the unpaid principal amount of and interest on Bonds to be redeemed are due and payable under the Indenture upon redemption of less than all of the Bonds that are Outstanding (as defined in the Indenture).



                              (continued)

             (6) Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will apply the same directly to the payment when due of the principal amount of, and accrued and unpaid interest on, Bonds to be redeemed pursuant to the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose, and (c) no portion of said amount shall be commingled with other funds held by the undersigned.

             The Trustee acknowledges that, pursuant to the terms of the Letter of Credit, upon the Bank's honoring the Partial Redemption Drawing of which this Certificate is a part, the amount of the Letter of Credit and the amounts available to be drawn by the Trustee thereunder by any subsequent Drawing are automatically and permanently decreased by the amounts set forth in the Letter of Credit. The Trustee acknowledges that pursuant to the immediately preceding sentence, the Principal Component of the Letter of Credit is being permanently reduced by $_____________ (the amount set forth in clause
        (i) of Paragraph 3 above) and the maximum amount to which the Interest Component can be reinstated under the Letter of Credit is being permanently reduced by $___________ (the product of (x) the amount set forth in clause (i) of Paragraph 3 above, times (y) 0.12, times (z) 45/365).

             IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the _______ day of _________, ____.

                                                [  ], as Trustee


                                                By:__________________________
                                                     Name:
                                                     Title:







                                       Annex E
                                       -------

                       [Form of Certificate for Final Drawing]

          CERTIFICATE FOR DRAWING IN CONNECTION WITH THE PAYMENT OF PRINCIPAL
         AND UP TO 45 DAYS' INTEREST, UPON STATED OR ACCELERATED MATURITY OR
                     OPTIONAL OR MANDATORY REDEMPTION AS A WHOLE

                Irrevocable Direct Pay Letter of Credit No. CS1101345
                -----------------------------------------------------


             The undersigned, a duly authorized officer of the undersigned Trustee (the 'Trustee'), hereby certifies to Fleet National Bank (the 'Bank'), with reference to Irrevocable Direct Pay Letter of Credit No. CS1101345 (the 'Letter of Credit', the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Trustee, as follows:

             (l)  The Trustee is the Trustee under the Indenture.

             (2) The Trustee is making a drawing under the Letter of Credit with respect to a payment*

                  [ ] upon stated maturity,

                  [ ] upon acceleration, pursuant to Section 8.1 of the Indenture,

                  [ ] upon optional redemption in whole, pursuant to Section
        2.4 of the Indenture,

                  [ ] upon mandatory redemption in whole, pursuant to Section
        2.4 of the                         Indenture,

        of the unpaid principal amount of and up to 45 days' accrued and unpaid interest on, all of the Bonds that are Outstanding within the meaning of the Indenture (other than Borrower Bonds or Pledged Bonds, as those terms are defined in the Indenture).

             (3) The amount of the Final Drawing of which this Certificate is a part is equal to the sum of (i) $_____________ being drawn in respect of the payment of unpaid principal of Bonds

        ___________________________
        *Check Applicable Section.







                              (continued)

        (other than Borrower Bonds or Pledged Bonds, as those terms are defined in the Indenture), plus (ii) $_________ being drawn in respect of the payment of accrued and unpaid interest on such Bonds.

             (4) The amount of the Final Drawing of which this Certificate is a part was computed in compliance with the terms and conditions of the Bonds and the Indenture and does not exceed the amount available to be drawn by the Trustee under the Letter of Credit; the amount being drawn hereby in respect of interest does not exceed the Interest Component and the amount being drawn hereby in respect of principal does not exceed the Principal Component.

             (5) Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will apply the same directly to the payment when due of the principal amount of, and accrued and unpaid interest on, the Bonds pursuant to the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose, and (c) no portion of said amount shall be commingled with other funds held by the undersigned.

             The Trustee acknowledges that, pursuant to the terms of the Letter of Credit, upon the Bank's honoring the Final Drawing of which this Certificate is a part, the Letter of Credit is automatically terminated and no further amounts are available to be drawn by the Trustee thereunder.


             IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the _____________ day of ____________, ____.

                                                [  ], as Trustee


                                                By:_________________________
                                                     Name:
                                                     Title:







                                       Annex F
                                       -------

                [Form of Reinstatement Certificate for Tender Drawing]
                -----------------------------------------------------

             CERTIFICATE FOR THE REINSTATEMENT OF AMOUNTS AVAILABLE UNDER
                IRREVOCABLE DIRECT PAY LETTER OF CREDIT NO. CS1101345

             The undersigned, a duly authorized officer of the undersigned Trustee (the 'Trustee'), hereby certifies to Fleet National Bank (the 'Bank'), with reference to Irrevocable Direct Pay Letter of Credit No. CS1101345 (the 'Letter of Credit', the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Trustee, as follows:

             (1)  The Trustee is the Trustee under the Indenture.

             (2) The amount of $__________ paid to you today by or on behalf of the Borrower is a payment made to reimburse you, pursuant to
        Section 2(f) of the Reimbursement Agreement dated as of August 1, 1998 (the Reimbursement Agreement ) among the Borrower and the Bank, for amounts drawn under the Letter of Credit by Tender Drawings. Of such amount, $___________ represents the aggregate principal amount of Bonds resold or to be resold on behalf of the Borrower. The Trustee hereby requests that you reinstate the Principal Component of the Letter of Credit upon receipt of such payment in an amount equal to such principal amount and that you reinstate the portion of the Interest Component of the Letter of Credit relating to such Bonds.


             IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the __________ day of ___________, ____.
                                                [   ], as Trustee


                                                By:_______________________
                                                      Name:
                                                      Title:














                                (continued)

                                       Annex G
                                       -------

                            [Form of Transfer Certificate]
                            -----------------------------

                                INSTRUCTION TO TRANSFER


                                                                    [Date]


        Fleet National Bank
        c/o Fleet Pennsylvania Services
        Trade Services Operations
        One Fleet Way
        Scranton, PA  18507
        Attention:  Standby Letter of
                          Credit Unit
                          Mail Code:  PASCNO4E


             Re:  Fleet National Bank Irrevocable Direct Pay Letter of Credit
               No. CS1101345

        Ladies and Gentlemen:

             For value received, the undersigned beneficiary hereby irrevocably transfers to the following (the Transferee):

                           ________________________________
                                 [Name of Transferee]

                          __________________________________
                                      [Address]



        all rights of the undersigned beneficiary to draw under the above-captioned Letter of Credit (the 'Letter of Credit') in its entirety. The Transferee has succeeded the undersigned as Trustee under the Indenture (as defined in the Letter of Credit).

             By this transfer, all rights of the undersigned beneficiary in the Letter of Credit are transferred to the Transferee and the Transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments of the Letter of Credit, whether increases in the amount to be drawn thereunder, extensions of the expiration date thereof, or other amendments, and whether such amendments now exist or are made after the date hereof. All amendments of the Letter of Credit are to be delivered directly to the Transferee without necessity of any consent of or notice to the undersigned beneficiary. The undersigned hereby certifies that the


                                     (continued)

        Transferee has become successor Trustee under the Indenture, and has accepted such appointment in writing.

             The original of the Letter of Credit is returned herewith, and in accordance therewith we ask you to endorse the within transfer on the reverse thereof, and forward it directly to the Transferee with your customary notice of transfer.


                                           Very truly yours,

                                           [   ], as predecessor Trustee


                                           By:________________________________
                                                Authorized Officer


             We certify that we have succeeded [predecessor Trustee] as trustee under the Indenture.


                                           [Name of Transferee]


                                           By:_______________________________
                                             Authorized Officer

                                    EXHIBIT C

                  FORM REQUEST FOR EXTENSION OF TERMINATION DATE
                               OF LETTER OF CREDIT
                               -------------------

                                      [date]
   Fleet National Bank
   One Federal Street
   Boston, Massachusetts  02110

        Re:  Request for Extension of Termination Date of Letter of
             ------------------------------------------------------
   Credit
   ------

   Ladies/Gentlemen:

        Reference is hereby made to that certain Reimbursement Agreement, dated as of August 1, 1998 (the "Agreement"), between The Energy Network, Inc. (the "Borrower") and Fleet National Bank (the "Bank") and the Letter of Credit referred to therein. All capitalized terms contained herein which are not specifically defined shall be deemed to have the definition set forth in the Agreement. The Institution hereby requests, pursuant to
   Section 3(e) of the Agreement, that the Termination Date for the Letter of Credit be extended by one year. This request is being given not earlier than the year anniversary of the Letter of Credit and not later than 225 days prior to the scheduled Termination Date. Pursuant to Section 3(e) of the Agreement, we have enclosed along with this request the following information:

        1. The outstanding principal amount of the Bonds;

        2. The nature of any and all Events of Default and all conditions, events and acts which with notice or lapse of time or both would become an Event of Default; and

        3. Any other pertinent information previously requested by the Bank.

        The Bank is required to notify the Borrower, the Issuer, the Trustee and the Remarketing Agent of its decision with respect to this request for extension within 30 days of the date of this request. If the Bank fails to notify the Borrower of its decision within such 30-day period, the Bank shall be deemed to have rejected such request.

                                           Very truly yours,

                                           The Energy Network, Inc.

                                           By:___________________________
                                              Name:__________________
                                              Title: ___________________



                                     (continued)

                                    EXHIBIT D

                               List of Subsidiaries
                               --------------------

                                    EXHIBIT E

                                    Litigation
                                    ----------

                                     EXHIBIT F

                         Financial Statement Certificate
                         -------------------------------


   Fleet National Bank
   One Federal Street
   Boston, Massachusetts 02110
   Attention:  Thomas L. Rose, Senior Vice President

   Ladies and Gentlemen:

   As required by Section 5.04 of that certain 3-Year Revolving Credit Agreement dated October 1, 1997, by and between The Energy Network, Inc.
   ( Borrower ) and Fleet National Bank, a review of the activities of Borrower for the fiscal quarter/fiscal year ended [__________] has been made under my supervision with a view to determining whether Borrower has kept, observed, performed and fulfilled all of its obligations under the Revolving Credit Agreement and all other agreements or undertakings contemplated thereby.

   The undersigned hereby certifies that the amounts set forth below, with abbreviated descriptions, to the best of my information and belief, accurately present amounts required to be calculated by various covenants of the Revolving Credit Agreement as of the last day of the fiscal quarter/fiscal year noted above and all terms used herein have the identical meaning as in the Revolving Credit Agreement.
   1.   7(i)(B)(i) - Total Debt to Tangible Net Worth
        ---------------------------------------------
   Total Debt                                   _______________

   Tangible Net Worth                           _______________

   Ratio of Total Debt to Tangible Net Worth    _______________

   Maximum Permitted          2.25 to 1


   2.   7(i)(B)(ii) - Minimum Tangible Net Worth
        ----------------------------------------
   Tangible Net Worth                           _______________

   Minimum Required                                  30,000,000

   3.   7(i)(B)(iii) Debt Service Coverage Ratio
        ----------------------------------------
        EBITDA plus equity purchase funds       _______________

        Debt Service                            _______________

        Debt Service Coverage Ratio             _______________

        Minimum Required                           1.25 to 1


   4.   7(I)(B)(iv) Interest Coverage Ratio
        -----------------------------------
        EBIT                                    _______________

        Interest expense                        _______________

        Interest Coverage Ratio                 _______________

        Minimum Required                             2.5 to 1


   5.   10(m)  CTG s Debt to Capitalization
        -----------------------------------
        CTG total debt                          ________________

        CTG capitalization                      ________________

        CTG ratio of debt to capitalization     ________________

        Maximum Permitted                                70%


   6.   10(n)  S&P Rating of CTG Operating Subsidiaries
        -----------------------------------------------
        Lowest Standard & Poor s debt rating of each
        operating subsidiary of CTG             ________________

        Minimum Required                            BBB

        The undersigned hereby further certifies that he/she has reviewed the terms of the Revolving Credit Agreement and that, to the best of his/her knowledge, no event has occurred which constitutes, or which with the passage of time or service of notice, or both, would constitute, an Event of Default as defined in the Revolving Credit Agreement.

                                      Sincerely,

                                      THE ENERGY NETWORK, INC.

                                      By:
                                      Title:

                                    EXHIBIT G

                      Existing Other Indebtedness and Liens
                      -------------------------------------

                                                                     APPENDIX C
                                                                     ----------
                      SUMMARY OF THE REIMBURSEMENT AGREEMENT

                           THE REIMBURSEMENT AGREEMENT
                           ---------------------------

        The Home has entered into a Reimbursement Agreement with the Bank pursuant to which the Borrower has agreed to reimburse the Bank for sums drawn on the Letter of Credit and to exercise its right to optionally redeem the Bonds as described below so long as the Reimbursement Agreement is in effect. The Reimbursement Agreement also provides for drawing fees, transfer fees and other fees and charges. The Borrower s obligations under the Reimbursement Agreement are secured by a pledge and assignment of a Forward Equity Purchase Agreement with CTG Resources, Inc. (the Security Documents)

        The Reimbursement Agreement sets forth conditions to the issuance of the Letter of Credit and certain representations and warranties which are to be true at the closing date. Such representations and warranties include representations as to: corporate organization; due execution and delivery; no litigation; compliance with applicable agreements; payment of taxes; compliance with laws; lack of encumbrances; accuracy of financial information; no violation of Regulation U; no ERISA violation; no burdensome contracts; environmental matters; and accuracy of information furnished.

        The Reimbursement Agreement also contains affirmative and negative covenants and reporting requirements. Affirmative covenants of the Home include: payment of amounts due to the Bank; payment of taxes, charges and other obligations; maintenance of insurance; maintenance of existence and qualification; compliance with laws; rights of access; maintenance of proper books and records; maintenance of property; continued conduct of business and a prohibition against unrelated new lines of business; maintaining principal operating accounts at the Bank; providing further assurances; maintenance of a debt service coverage ratio of not less than 1.25 to 1.00; maintenance of the ratio of debt to tangible net worth of not less than 2.25:1.00; and use of loan proceeds. Negative covenants include:
   limitation on further indebtedness, subject to exceptions and baskets described therein; limitation on further liens, subject to exceptions described therein; limitation on guaranties, subject to exceptions described therein; prohibition against dissolution or merger and limitations on asset dispositions as described therein; prohibitions against further pledges; limitations on loans to other persons and investments in other persons, subject to exceptions described therein; prohibition against sale-leaseback transactions; limitations on transactions with affiliates; and requirements relating to environmental hazards. Reporting requirements include requirements to furnish: annual audited financial statements of the Borrower; quarterly unaudited financial statements of the Borrower; compliance certificates; notice of defaults; notice of material litigation; management letters; notice of ERISA violations; notice of environmental violations; notice of change in accountants; notice of loss of material permits; notice of material loss or casualty damage; notice of material labor problems; notice of other adverse developments; and such other information as the Bank may request.

        The Reimbursement Agreement also sets out certain Events of Default. These include: (i) failure to pay; (ii) failure to observe affirmative covenants (including covenants relating to taxes, insurance, corporate existence and qualification, compliance with laws and observance of financial ratios), as well as failure to comply with any of the negative







   covenants or reporting requirements; (iii) default under any other covenant for 30 days after notice; (iv) failure of any representation or warranty to have been true in any material respect; (v) cross-default to other agreements with the Bank; (vi) cross-default to any subordinated debt or other indebtedness of the Borrower in excess of $100,000; (vii) dissolution, bankruptcy, reorganization or similar proceedings involving the Borrower, any of its subsidiaries or any guarantor, other than involuntary proceedings dismissed within 60 days; (viii) any attachment, execution or similar process in excess of $100,000; (ix) material ERISA violations; (x) material loss, theft, damage or destruction; (xi) material uninsured judgments; (xii) cross-default to Indenture and Loan Agreement; (xiv) any material environmental problem; and (xv) any event of default under other agreements relating to other indebtedness owed to the Bank.

        Upon the occurrence of an Event of Default, the Bank may, among other things: (i) direct the Trustee to accelerate the Bonds; (ii) enforce its rights under the Security Documents; (iii) enforce its rights against the Borrower through legal action; and/or (iv) give notice of non-reinstatement of the interest component of the Letter of Credit.

        The Reimbursement Agreement also contains provisions as to the Bank s right (but not obligation) to cure certain Borrower defaults;
   indemnification of the Bank by the Borrower; amendment and waivers; notices and other miscellaneous provisions.